As filed with the Securities and Exchange Commission July 17, 2001
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               TERRA SYSTEMS, INC.
                 (Name of small business issuer in its charter)

Utah                             3949                              87-0637063
(State or jurisdiction of     (Primary Standard Industrial       (IRS Employer
incorporation or organization) Classification Code Number)   Identification No.)

                              5912 West 11600 South
                               Payson, Utah, 84651
                                 (801) 465-4400

          (Address and telephone number of principal executive offices)

                                 CLAYTON TIMOTHY
                             CHIEF EXECUTIVE OFFICER
                               TERRA SYSTEMS, INC.
                              5912 West 11600 South
                               Payson, Utah 84651
                                  801-465-4400

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             KEVIN R. PINEGAR, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                             DURHAM JONES & PINEGAR
             111 East Broadway, Suite 900, Salt Lake City, UT 84111
              Telephone: (801) 415-3000; Facsimile: (801) 415-3500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


  Title of each class                               Proposed maximum        Proposed maximum
  of securities to be       Number of shares       offering price per      aggregate offering            Amount of
      registered            to be registered              share                   price              registration fee

Common Stock                    5,000,000                 $1.00                       $5,000,000          $1,250


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the act, may determine.

                                 [COMPANY LOGO]

                               TERRA SYSTEMS, INC.

                                5,000,000 Shares
                                  Common Stock


     Terra Systems, Inc., is offering up to 5,000,000 shares of common stock at a price of $1.00 per share. We may offer the shares for cash from time to time from the date of this prospectus until the termination of the offering.


         Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "TSYI."

         See "Risk Factors" beginning on page 4 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         We are offering the shares on a "best efforts, no minimum" basis. In a "best efforts, no minimum offering," we do not need to reach a specific level of subscriptions before the proceeds are available to us. The proceeds from any sale of shares will be immediately available to us. There will be no escrow of funds. There is no underwriter assisting us in the offer and sale of the shares.

         We intend to keep the offering open until December 31, 2001. However if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis thereafter. We may accept or reject any subscription in whole or in part. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date.


                       Price to Underwriting Discounts and
                                      Public                   Commissions (1)          Proceeds to Company (2)
Per Share                           $   1.00                        $0.00                         $   1.00
Total                               $5,000,000                      $0.00                         $5,000,000

(1) We have not engaged a selling agent or underwriter. See "Plan of Distribution."

(2) Assumes the sale of the maximum offered by this prospectus before deducting expenses including professional fees, printing costs, and filing fees related to the offering payable by us estimated at $170,000.

                  The date of this prospectus is July ___, 2001

         Terra Systems has not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

         This prospectus is not an offer to sell any securities other than the shares. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

         Terra Systems has not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Terra Systems, or the shares that is different from the information included or incorporated by reference in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.


                                TABLE OF CONTENTS

         Topic                                                            Page

Summary                                                                      3
Risk Factors                                                                 4
Special Note Regarding Forward-Looking Statements                            7
Use of Proceeds                                                              8
Dividend Policy                                                              8
Dilution                                                                     8
Capitalization                                                              10
Determination of Offering Price                                             10
Management's Discussion and Analysis or Plan of Operation                   11
Business                                                                    14
Properties                                                                  18
Legal Proceedings                                                           18
Management                                                                  19
Executive Compensation                                                      20
Certain Relationships and Related Transactions                              20
Security Ownership of Certain Beneficial Owners and Management              21
Description of Securities                                                   22
Market for Common Equity and Related Shareholder Matters                    25
Plan of Distribution                                                        27
Legal Matters                                                               28
Experts                                                                     28
Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities                                             28
Where You Can Find Additional Information                                   28
Index to Financial Statements                                               29

                                     Summary

         This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 4 and the financial statements and notes to financial statements, before investing in our common stock.

Terra Systems, Inc.

         We were formed as a Utah corporation on February 16, 1996, under the name Terra Systems, Inc. We are a development stage company whose primary business purpose is the development and commercialization of a patented pneumatic conveyance system to handle materials in a bulk state.

         In this prospectus, reference to the terms "Terra Systems," "we," "us," "our," and "the company" refer collectively to Terra Systems, Inc. and its predecessors, unless the context clearly indicates otherwise.

         Our address is 5912 West 11600 South, Payson, Utah, 84651, and our telephone number is 801-465-4400.

About This Offering

         We are offering up to 5,000,000 shares of common stock at a price of $1.00 per share. At June 30, 2001, we had approximately 19,111,631 shares of common stock issued and outstanding. If we were to sell all of the shares offered by us in this offering, there would be approximately 24,111,631 shares of common stock outstanding after the offering. There is no underwriter of this offering. We are offering the shares on a best efforts, no minimum basis. This means that we may sell as many or as few shares as we determine and we may terminate the offering at any time before we have sold all 5,000,000 shares. We will not escrow any of the proceeds we receive from this offering. There is no minimum offering and the proceeds from any subscription accepted by Terra Systems will be immediately available to us. We may reject any subscription in whole or in part. If we reject a subscription we will return the investor's check or other funds without deduction and without the payment of any interest.

Securities offered                      5,000,000 shares of common stock.
                                        See "Description of Securities."

Common stock to be outstanding
after the offering                      24,111,631 shares of common stock,
                                        assuming full subscription.  See
                                        "Capitalization."

Estimated maximum gross proceeds
if all shares are sold in this offering $5,000,000

Use of Proceeds                         We expect to use the net proceeds of
                                        this offering for operational needs,
                                        expansion of our marketing and sales
                                        capabilities and for working capital and general corporate needs. See "Use of Proceeds."

                                  RISK FACTORS

         Investing in our stock is very risky, and you should be able to bear a complete loss of your investment. You should consider all of the following risks associated with our business and an investment in our shares before you invest.

         We have a history of losses and an accumulated deficit of approximately $6,730,927 as of December 31, 2000, and approximately $8,058,240 as of March 31, 2001. If we do not become profitable or maintain profitability in the future, we may not be able to continue to operate.

         We incurred net losses of approximately $8,058,240 for the period from February 1996 through December 31, 2000. We expect to continue to incur substantial net losses in the foreseeable future. If we do not become profitable within the time frame expected by investors, the market price of our common stock likely will decline. If we continue to incur net losses, we may not be able to maintain or increase our number of employees or our investment in capital equipment, sales, marketing, and research and development programs. We do not know when or if we will become profitable. If we do achieve profitability, we may not sustain or increase profitability in the future. As a result, we may not be able to continue to operate.

         Our limited operating history makes it difficult to predict future results.

         Our business model is still emerging, and the revenue and income potential of our business and market are unproven. We have a limited operating history on which to base estimates for future performance. Our technology represents a new approach to the challenges presented in our selected markets, which to date have been dominated by established companies with longer operating histories. Although we expect that ongoing negotiations with potential clients may result in the finalization of feasibility study and licensing agreements that would result in revenues and cash flows, there is no assurance that we will be successful in those negotiations. Key markets within our industry may fail to adopt our proprietary technologies and products, or we may not be able to establish distribution channels. Any evaluation of our business and our prospects must be considered in light of our limited operating history and the risks and uncertainties often encountered by companies in their early stages of development.

         This offering is a self-underwritten offering, and therefore there is no guarantee that we will sell all or any part of the shares offered in this offering. We will require additional funding to continue our business, and there is no assurance that we will be able to locate additional funding.

         To date, we have relied primarily on the proceeds from the sale of our securities and limited borrowings to fund our research and development and operations. Our future capital requirements will depend on many factors, including our ability to generate cash flows from operations. Therefore, we may require additional funding beyond the proceeds of this offering. Although we currently have no specific plans or arrangements for financing other than this offering, we expect that we may attempt to raise additional funds subsequent to this offering through private placements, public offerings, or other financings, including borrowings. Sources of debt financing may result in higher interest expense and adversely affect profitability. Any financing, if available, may be on terms unfavorable to us. If we are unable to generate sufficient cash flow to meet our future debt service obligations or provide adequate long-term liquidity, we will be required to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing debt, selling assets or operations, or raising equity capital. There can be no assurance that these alternatives could be accomplished on satisfactory terms, if at all, or in a timely manner.

         Technological and other developments in our markets may render our technologies and products obsolete or limit our ability to penetrate our key markets.

         Technological change, continuing process development, and new product introductions may affect the markets for our products. Our success will depend, in part, upon our continued ability to manufacture products that meet changing customer needs, successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis and enhance and expand our existing product offerings. Current competitors or new market entrants may develop new products with features that could adversely affect the competitive position of our products. We have invested and continue to invest substantial resources in research and development in an effort to improve upon our existing processes. However, there can be no assurance that our process development efforts will be successful or that the emergence of new technologies, industry standards, or customer requirements will not render our technology, equipment, or processes obsolete or uncompetitive. Any failure or delay in accomplishing these goals could have a material adverse effect on our business, results of operations, and financial condition. In addition, to the extent that we determine that new manufacturing equipment or processes are required to remain competitive, the acquisition and implementation of the technologies, equipment, and processes required are likely to require significant capital investment.

         Our reliance upon intellectual property licenses from third parties limits the control we have over aspects of our business development and may increase the expense of doing business, which would reduce profitability. In addition, the possibility of infringing upon the intellectual property rights of third parties may result in litigation and divert the attention of our management, adversely affecting our business.

         We may rely on intellectual property licenses from third parties, and may be required to license additional products or services in the future, for use in the general operations of our business plan. We cannot assure that these third party licenses will be available or will continue to be available to us on acceptable term, if at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on our business, financial condition, or operating results. In addition, policing unauthorized use of our proprietary and other intellectual property rights could be expensive if not difficult or impossible.

         Additionally, we cannot guarantee that third parties will not bring claims of copyright or trademark infringement against us or claim that aspects of our processes or other features violate a patent they may hold. There can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly royalty or licensing arrangements. These potentialities could have a material adverse effect on our business, financial condition, or operating results.

         Our audited financial statements have been prepared on the assumption that we will continue as a going concern. If we fail to continue in business, you would lose your investment.

         Our independent public accountants have issued their report dated March 5, 2001, that includes an explanatory paragraph stating that our deficit in working capital, negative cash flows from operations, shareholders= deficit and recurring net losses raise substantial doubt about our ability to continue as a going concern. If we are not successful in generating additional sales, reducing expenses, or obtaining additional financing through this offering or otherwise, we may be required to scale back or discontinue operations, in which case our investors could lose all or substantially all of their investment.

         If we are to be competitive, we need to attract and retain key personnel. Without the proceeds from this offering, our financial resources will be limited, and it may be difficult to attract and retain personnel who are or would be instrumental to our success.

         Our future success depends significantly on the continued service of our senior management. The familiarity of these individuals with the industry makes them especially critical to our success. The loss of the services of one or more of our key employees could have a material adverse effect on our business. We do not currently have key man insurance on any of our employees, but we do anticipate obtaining that insurance in the near future. Our future success also depends on our ability to attract and retain highly qualified design, technical, sales, marketing, customer service, and management personnel. Competition for these personnel is intense, and we cannot guarantee that we will be able to attract or retain a sufficient number of highly qualified employees in the future. The lack of qualified management personnel could limit our ability to grow our business and may limit our ability to effectively compete in our markets.

         Our inability to effectively manage growth may increase the cost of doing business or result in inefficiencies that would reduce cash available for growth and prevent us from becoming profitable.

         To execute our business plan, we must grow significantly. This growth will place a significant strain on our personnel, management systems, and resources. We expect that the number of our employees, including management-level employees, will continue to increase for the foreseeable future, and that we may need additional office space and expanded technology infrastructure. Failure to manage growth effectively will materially adversely affect our business, results of operations, and financial condition.

         We may not obtain sufficient patent protection, which could harm our competitive position and increase our expenses.

         Our success and ability to compete depends to a significant degree upon the protection of our proprietary technology. Currently, one of our patent applications has been allowed. These legal protections afford only limited protection for our technology, and the rights that may be granted under any future patents that may be issued may not provide competitive advantages to us. Patent protection in foreign countries may be limited or unavailable where we need this protection. It is possible that:

          o    our pending patent applications may not be issued;

          o competitors may independently develop similar technologies or design around our patents;

          o patents issued to us may not be broad enough to protect our proprietary rights; and

          o    any issued patent could be successfully challenged.

Risks Associated with this Offering.

         We have determined the offering price for the shares at our sole discretion, which means you may be paying more than the fair market value for your investment in the company.

         The price at which we are offering the shares exceeds their book value. Since an underwriter has not been retained to offer the securities, our establishment of the offering price of the shares was not been determined by negotiation with an underwriter as is customary in underwritten public offerings. The offering price does not bear any relationship to our assets, earnings, book value, or any other objective standard of value. Therefore, you may be unable to recoup your investment if the value of our securities does not materially increase or if a market for these securities does not develop.

         Our stock is considered a penny stock. Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.

         Our common stock trades on the OTC Bulletin Board under the ticker symbol "TSYI." Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are more difficult to obtain. Additionally, our common stock is subject to special regulations governing the sale of penny stock.

         A "penny stock," is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions, which are not applicable to our securities:

          o the equity security is listed on Nasdaq or a national securities exchange;

          o the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

          o the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

         If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

         We may use the proceeds of this offering in ways with which you may not agree.

         Our management will have broad discretion with respect to the expenditure of the net proceeds of this offering, including discretion to use the proceeds in ways with which shareholders may disagree. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operation," "Business," and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

         You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $4,830,000 from the sale of 5,000,000 shares of our common stock. These net proceed amounts are based on a public offering price of $1.00 per share less the estimated offering expenses payable by us.

         We intend to use the net proceeds of this offering for general corporate purposes, including working capital. The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business.

         We may also use a portion of the net proceeds to acquire additional products and technologies, to lease additional facilities, or to establish joint ventures that we believe will complement our business. We do not have more specific plans for the net proceeds from this offering. We are not currently engaged in any negotiations for any acquisition or joint venture. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business. We will retain broad discretion in the allocation of the net proceeds of this offering.

         Pending the uses described above, we will invest the net proceeds of this offering in short term interest bearing, investment-grade securities. Our investment of the proceeds may not yield a favorable return. We believe that our available cash and net proceeds of this offering will be sufficient to meet our capital requirements for at least the next 12 months.

                                 DIVIDEND POLICY

         We have never declared or paid dividends on our capital stock and do not anticipate paying any dividends. We expect to retain our earnings, if any, for the development of our business.

                                    DILUTION

         If you purchase shares in this offering, you will experience immediate and substantial dilution in your investment. "Dilution" is the reduction in the value of a purchaser's investment and represents the difference between the price paid for the shares and the "net tangible book value" per share of the common stock acquired in the offering, assuming the immediate conversion of the shares into common stock. Net tangible book value per share represents the book value of our tangible assets less the amount of our liabilities, divided by the number of shares of common stock outstanding.

         At March 31, 2001, there were 19,111,631 shares of common stock issued and outstanding. Without taking into account any changes in our net tangible book value after that date other than to give effect to the estimated net cash proceeds of $4,830,000 from the sale of the shares (after deducting estimated expenses of the offering that total approximately $170,000, and assuming an offering price of $1.00 per share, the amount of increase in net tangible book value as of that date attributable to the sale of shares offered hereby would have been $0.22 per share, representing an immediate dilution to investors in this offering of $0.89 per share and an immediate increase of $0.22 per share to present shareholders.

         The following table illustrates the per share dilution if we sell all 5,000,000 shares at a price of $1.00 per share, less offering expenses of $170,000.


Minimum offering price per share                                                        $        1.00
Net tangible book value per share at March 31, 2001                                     $       (0.11)
Pro forma net tangible book value per share after the offering                          $        0.11
Pro forma increase in net tangible book value per share attributable to
investors in this offering                                                              $        0.22
Pro forma dilution per share to investors in the offering                               $        0.89

         The following table illustrates the per share dilution if we sell less than all of the shares, for illustration only, assuming the sale of 2,000,000 shares at a price of $1.00 per share, less the offering expenses of $170,000.



Minimum offering price per share                                                        $        1.00
Net tangible book value per share at March 31, 2001                                     $       (0.11)
Pro forma net tangible book value per share after the offering                          $       (0.01)
Pro forma increase in net tangible book value per share attributable to
investors in this offering                                                              $        0.10
Pro forma dilution per share to investors in the offering                               $        1.01

         The following table illustrates the per share dilution if we sell a nominal number of shares (500,000) at a price of $1.00 per share, less offering expenses of $170,000.


Minimum offering price per share                                                        $      1.00
Net tangible book value per share at March 31, 2001                                     $     (0.11)
Pro forma net tangible book value per share after the offering                          $     (0.09)
Pro forma increase in net tangible book value per share attributable to
investors in this offering                                                              $      0.02
Pro forma dilution per share to investors in the offering                               $      1.00

         The following table summarizes the investments of all existing shareholders and new investors after giving effect to the sale of the shares offered hereby:



                                            Shares Purchased                  Total Consideration        Average
                                      ----------------------------  -------------------------------       Price
                                        Number            Percent       Amount         Percent          Per Share
                                      --------------  ------------  -------------   ---------------  ---------------
Existing shareholders                  19,111,631          79.3%    $  4,176,936       46.4%          $    0.22
New investors (1)                       5,000,000          20.7%    $  4,830,000       53.6%          $    0.97
Totals                                 24,111,631         100.0%    $  9,006,936      100.0%          $    0.37


(1) Assumes the sale of all 5,000,000 shares offered under this prospectus. The dilutive effect of the offering would be different if we are unsuccessful in selling all of the shares. For example, if we were to sell only (A) a nominal number of shares in this offering, or (B) half of the shares offered by this prospectus, the investment by the new investors and existing shareholders would be as follows:

                                            Shares Purchased                  Total Consideration        Average
                                      ----------------------------  -------------------------------       Price
                                        Number            Percent       Amount         Percent          Per Share
                                      --------------  ------------  -------------   ---------------  ---------------
(A)
Existing shareholders                  19,111,631          97.5%    $  4,176,936       92.7%          $    0.22
New investors (1)                         500,000           2.5%    $    330,000        7.3%          $    0.66
Totals                                 19,611,631         100.0%    $  4,506,936      100.0%          $    0.23

                                        Number            Percent       Amount         Percent          Per Share
                                      --------------  ------------  -------------   ---------------  ---------------
(B)
Existing shareholders                  19,111,631          90.5%    $  4,176,936       69.5%          $    0.22
New investors (1)                       2,000,000           9.5%    $  1,830,000       30.5%          $    0.92
Totals                                 21,111,631         100.0%    $  6,006,936      100.0%          $    0.28


                                 CAPITALIZATION

         We are authorized to issue 100,000,000 shares of common stock a par value of $0.001 per share. At March 31, 2001, we have issued 19,111,631 shares of common stock. A total of 2,250,000 shares of common stock are reserved for issuance upon the exercise of options granted under our stock option plan to employees, officers and directors.

         The following table sets forth our total capitalization as of March 31, 2001. The information below is qualified in its entirety by, and should be read in conjunction with, Management's Discussion and Analysis or Plan of Operation and the financial statements appearing at the end of this prospectus.


                                                                                        March 31, 2001
                                                                                        (Unaudited)
Short term debt and current portion of long-term debt                                   $    323,249
Long term debt                                                                          $    578,178
Shareholders' deficit:
   common stock, no par value, 100,000,000 shares authorized,
   19,111,631 issued and outstanding                                                    $     19,112
   Additional paid-in capital                                                           $  5,942,450
   Accumulated deficit                                                                  $ (8,058,240)
Total shareholder deficit                                                               $ (2,103,423)


                         DETERMINATION OF OFFERING PRICE

         Our management has arbitrarily determined the offering price of the shares offered hereby. The offering price bears no relationship to our assets, book value, net worth, or other economic or recognized criteria of value. You should not regard the offering price to be an indication of future market price of our securities. In determining the offering price, we considered factors such as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         You should read the following description of our financial condition and results of operations in conjunction with the audited financial statements and the notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of business events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause a discrepancy include, but are not limited to, those discussed in "Risk Factors," "Business," and elsewhere in this prospectus.

General

         Terra Systems was incorporated in Utah on February 16, 1996 and is a development-stage company. Our primary business is the development and commercialization of our patented pneumatic accelerator. This device is a gas linear particle accelerator that conveys and processes bulk materials at high velocity in a particle isolate state, using air as the medium of movement. The traditional, and more costly medium for processing bulk materials is water. Our technology operates efficiently at ambient temperatures and at low pressures and does not use water. We believe that most if not all, organic and inorganic bulk materials used in basic industries (such as coal, gypsum, black sands, corn, rice, and wheat) can be more economically separated and classified by our dry-process technology. This capability facilitates a number of associated procedures, including: drying, micropulverizing, mixing, forming, conveying, and loading. In addition, bulk materials can be beneficiated in important ways including moisture reduction, ash reduction, Btu enhancement, and electro-customization. Our system can perform multiple tasks, needs less maintenance, requires no chemical additives, and can improve the surrounding environmental quality.

         Our success and ability to compete will be dependent in part on the protection of our existing and potential patents, trademarks, trade names, service marks, and other proprietary rights. Thus, a majority of our research and development efforts has been focused on product development, testing, and patent application.

         We seek to continue developing our products internally through research and development, or if appropriate, through strategic partnerships. We expect, however, that if we can purchase or license products, services, or technologies from third parties at a reasonable cost, we will do so in order to avoid the time and expense involved in developing these products, services, or technologies.

Results of Operations

         Since inception through March 31, 2001, we have incurred losses totaling $8,058,240 and generated $341,672 in revenues from operations. During the three months ended March 31, 2001, we had sales revenues of $1,485. This factor, among others, raises substantial doubt concerning our ability to continue as a going concern. We intend to use capital and debt financing as needed to supplement the cash flows that we expect will be provided by licensing agreements. Our primary source of capital historically has been through the sale of our securities, including sales made upon the exercise of stock options granted to XCEL Associates, Inc. under an agreement dated March 29, 2000. XCEL has also been engaged to provide business management and marketing consultation services, including the review of our business plan, preparation of a company profile, recommendation of the company to various retail brokers, analysts, and institutional investors and bankers.

         During the year ended December 31, 2000, we had sales revenues of $10,515. During the year then ended we devoted our efforts primarily to developing our products and services, implementing our business strategy and raising working capital through equity financing. Our revenues are primarily dependent upon our ability to cost- effectively and efficiently develop and market our products and services.

         Realization of sales of our products and services is vital to operations. We may not be able to continue as a going concern without realizing additional sales or raising additional capital. We cannot guarantee that we will be able to compete successfully or that the competitive pressures we may face will not have a material adverse effect on our business, results of operations and financial condition. Additionally, a superior competitive product could force us out of business.

         While we have been able to generate testing and product development revenues since inception, we have been limited in the scope of potential clients that could be contacted until our patent application had been approved. In January 2001, we received notification that we had been awarded a patent on our Pneumatic Accelerator. We expect that this will enhance our ability to pursue and enter into project development contracts.

         Our net loss for the three months ended March 31, 2001 was approximately $1,327,313, compared to a net loss for the three months ended March 31, 2000 of approximately $769,256. The net loss was attributable to lower than expected revenues from sales of our products and services. Our expenses for the three months ended March 31, 2001 were approximately $1,309,504, of which approximately 81% were general and administrative. Our expenses for the three months ended March 31, 2000 were approximately $746,287, of which approximately 91% were general and administrative. For the three months ended March 31, 2001, we recognized compensation expense of approximately $787,500 in connection with the grant of stock options to employees. During that same time period, we recognized approximately $243,250 of consulting expense in connection with the repricing of stock rights issued to non-employees. The recognition of these two items increased expenses by approximately $1,030,750, and represented approximately 79% of the expenses for the quarter ended March 31, 2001. Approximately 75%, or $560,000 of the expenses for the three months ended March 31, 2000 was associated with the recognition of consulting expense in connection with the grant of stock rights to non-employees. For the three months ended March 31, 2001, the depreciation and amortization expense was $31,230, compared to depreciation and amortization expense of $31,231 for the three months ended March 31, 2000.

         Since inception, we have realized minimal revenues while incurring normal fixed overhead and debt service costs. This operating trend is projected to continue for at least the remaining period of fiscal 2001 if we are unable to obtain a signed contract with a client.

         During the three months ended March 31, 2001, all elements of income and loss arose from continuing operations.

Future Business

         We see opportunities for our technology and business in an array of large industries, including power generation, agriculture, mining, environmental, construction, ceramics, and materials transportation. We anticipate that we will generate revenues through the sale of our proprietary equipment, fees, royalties, and profit sharing from licensing of our technology.

         We are continuing discussions with PacifiCorp and General Electric regarding pulverized coal processing for the utility industry. We have been working closely with management and engineering personnel from these two companies in the preliminary product design and development stages. A major objective of the proposed strategic business alliance with these entities will be to design a system that has the ability to produce low ash, low moisture, and ultra fine coal, which enhance the combustion process and reduce unburned carbon and NOx emissions. Our research and development team has been actively engaged in the design of a demonstration unit since the beginning of 2001. We currently anticipate that the design, testing, and modification of this demonstration unit will continue into the third quarter 2001.

         On March 28, 2001, we entered into an agreement with Ecology and Environment, Inc. (E&E), to jointly develop commercial opportunities for applications of our patented low-pressure pneumatic accelerator technology for environmental problems. E&E is an environmental consulting services company headquartered in Lancaster, New York. In addition to 25 offices located in the U.S., E&E maintains a global presence with offices in 35 countries. This agreement establishes an alliance with an industry leader who has demonstrated a willingness to assist us in introducing our technology to a wider range of industries, as well as providing us with guidance in our marketing efforts to potential clients.

         In October 2000, we presented our technology to P.S.G. LLC, who contracts with Morrison-Knudsen Corp., to propose the clean up of a low-level radioactive waste site. In November 2000, a follow-up presentation was made in Denver, Colorado to Morrison-Knudsen. In this presentation, we proposed a total bulk handling system that would extract, transport, pulverize, treat, bind, and load-out into containment the low-level radioactive material. Originally it was anticipated that engineering and feasibility funds would be made available to us upon project approval in November of 2000. However, ongoing litigation between Morrison-Knudsen and a general government contractor has delayed its decision-making capability for our transaction. We anticipate a resolution to this lawsuit by the end of the second quarter, 2001.

Liquidity and Capital Resources

         Given our current negative cash flows, it will be difficult for Terra Systems to continue as a going concern. While the recent issuance of a patent should allow us to more aggressively pursue revenue, and cash, generating contracts and opportunities, it may be necessary to raise additional funds or reduce cash expenditures. Funds could be generated through the issuance of additional stock or through the sale of existing plant and office equipment. Cash expenditures could be eased through a reduction in overhead costs, including but not limited to labor and associated employee benefits.

         As mentioned in our audited financial statements included with our Form 10-KSB, our audited consolidated financial statements have been prepared on the assumption that we will continue as a going concern. Our product line is limited and it has been necessary to rely upon financing from the sale of our equity securities to sustain operations. Additional financing will be required if we are to continue as a going concern. If additional financing cannot be obtained, we may be required to scale back or discontinue operations. Even if additional financing is available there can be no assurance that it will be on terms favorable to us. In any event, this additional financing will result in immediate and possibly substantial dilution to existing shareholders.

                                    BUSINESS

         Business Overview

         We were formed as a Utah corporation on February 16, 1996 under the name Terra Systems, Inc., and are a development stage company whose primary business purpose is the development and commercialization of a pneumatic conveyance system to handle materials in a bulk state.

         On May 1, 1996, we merged with Xullux, Inc., a Utah corporation. In the merger, our shareholders received 48,000,000 shares of Xullux common stock in exchange for their shares of Terra Systems common stock. Following the reorganization, Xullux changed its name to Terra Systems, Inc. In this prospectus, reference to the terms "Terra Systems," "we," "us," "our," and "the company" refer collectively to Terra Systems, Inc. and its predecessors, unless the context clearly indicates.

         Our common stock began trading in July 1996 and is quoted under the ticker symbol "TSYI" on the OTC Bulletin Board.

         Products

         Our principal product is a low-pressure pneumatic conveyance system. Low-pressure systems such as our system are used in connection with the pulverization, moisture control, classification, transport, and processing of bulk materials in a number of basic industries.

         Our system relies on a slow moving laminar flow gas bearing to allow for the transportation of material through a carrying duct. A laminar flow gas bearing is formed when the air in the center of a pipeline is surrounded by a slow moving turbulent flow boundary air layer next to the inside wall of the pipe. It is referred to as a boundary because it acts to insulate the pipe from severe abrasive contact with the transported material. The amount of wear and tear or erosion on the inside of a pipe caused by the flow of a given material is referred to in the industry as the abrasion signature. Our process reduces this abrasion signature because the material being transported is caught up and carried by the faster moving gas in the center of the pipe. Unlike high-pressure conveyance systems, low-pressure systems do not allow for the build-up or caking of material inside the containment pipe. In pneumatic conveyance, caking occurs when dust combines with moisture and starts to gradually build up on the inside wall of the pipe.

         High-pressure pneumatic conveyance systems rely on the compression of air for operation. When the air is compressed, the moisture contained in the air collects inside the pipe. These pressurized systems have to be enclosed and can only purge moisture at the end of their conveyance cycle. The material they carry becomes exposed to this moisture, which may lead to caking. On the other hand, a low-pressure system like ours operates in an open environment. This allows the material being transported to breathe any moisture out during the transportation process.

         Many components are pre-fabricated in our warehouse with final assembly occurring at the client's site. In most cases, we bill the client an hourly or daily rate for constructing a system that will vary in cost based on the customization involved for each client and their unique requirements. For example, some applications may require just product drying before going to an existing milling operation. Thus our equipment could provide just the product drying service onsite.

         The prospective markets for our industrial particle accelerator include power generation, mining, agriculture, environmental, ceramics, construction, and materials transportation. We believe that because of the nature and flexibility of our process, many bulk materials used in basic industries can be economically separated, classified, and otherwise processed.

         Distribution, Marketing, and Customer Relations

         Our marketing strategy is to promote, advertise and increase our brand visibility and attract new customers through multiple channels, including:

        o         Developing strategic alliances;
        o         Establishing our brand name; and
        o         Direct marketing to existing and potential customers.

         We believe that the use of multiple marketing channels will reduce our reliance on any one source for obtaining customers. This in turn will lower costs and maximize brand awareness.

         Strategic alliances

         We do not currently have any strategic alliances. We do, however, believe that future joint venture relationships will allow us to gain additional insight, expertise and penetration into markets where joint venture partners already operate and may serve to increase our revenue and income growth. We expect to review potential strategic alliance candidates, and to enter into agreements in the future should we feel these alliances would be in the best interest of the company.

         Establish our name brand

         We cannot guarantee that we will be able to successfully market and distribute our services in either the United States or other countries, and the failure to do so could have an adverse effect on our operations. We believe that building awareness of the Terra Systems brand is important in establishing and expanding our customer base. We currently have a web site (www.tsyi.com) and will use traditional media as our revenues permit, to attract new customers. We are providing an inactive textual reference only to our website because it does not constitute a part of this prospectus.

         Direct marketing

         To date our marketing activity has been largely word-of-mouth referrals, on-site demonstrations, as well contacts generated from our web site. We plan to move forward with industrial and agricultural clients entering into exclusive licensing agreements, which we expect to generate fees and royalty revenues.

         We believe that our ability to establish and maintain long-term relationships with our customers and encourage repeat business depends, in part, on the strength of our customer support and service operations and staff. We value frequent communication with and feedback from our clients to continually improve our services. We focus on designing high quality, applications - engineered products that are designed to address specific customer needs. Although our existing customer relationships are strong, our operating results may fluctuate due to factors such as the addition or loss of significant customers.

         Industry Background and Competitive Conditions

         Nearly all bulk materials used in basic industries can or must be separated, pulverized, classified, or otherwise enhanced. Opportunities exist for many applications in both organic and inorganic materials in an array of large industries, including power generation, mining, agriculture, environmental, ceramics, construction, and materials transportation. Our main competition consists of companies providing or engaging in traditional methods of pulverization and transport of bulk materials. These include manufacturers of roller mills and ball mills. We believe that we compete on the basis of the unique nature of our technology. Specific competitors in our industry would be Bechtel, Babcock & Wilcox, and Ecology & Environment. These companies provide coal pulverization, mineral processing, and remediation of industrial wastes. They are larger, better funded and possess greater name recognition and reputation in the market than Terra Systems. There is no assurance that we will be able to compete successfully against these larger players in the industry.

         Raw Materials and Suppliers

         We do not purchase or supply raw materials. Numerous raw materials are used to conduct on-site demonstrations on the effectiveness of our process and equipment; however, our prospective clients provide these materials. These materials used in on-site demonstrations include rice, coal, coal ash, limestone, gypsum, agricultural waste and other materials containing various heavy minerals, such as gold, silver, and platinum.

         Customers

         One customer, PacifiCorp, accounts for approximately 95% of our revenues at this time.

         The following is a partial list of major industries where our technology could be adopted or utilized.

               o    Coal

                    o    Reduce moisture

                    o    Reduce ash

                    o    Raise heat (Btu) value

                    o Micropulverize (80% of coal throughput ground down to 325 mesh)

                    o    Transport

                    o    Reclaim from gob piles

               o    Electric Power Generation With Coal

                    o    Reduce air pollution emissions, especially Nox

                    o    See "Coal" above

                    o    Contain fugitive dust

               o    Agriculture

                    o    Rice, coarse grains, sugar

                         o    Drying

                    o    Soil conditioning

                         o    Restore depleted trace minerals

               o    Environmental

                    o    Extract/dry/remove waste from

                         o    Food processing

                         o    Animals

                         o    Industry

                         o    Humans

                         o    Radioactive

               o    Mining

                    o    Precious metals

                         o    Classify and concentrate desired ores

               o    Construction

                    o    Cement and concrete

               o    Ceramics

                    o    Micropulverize

               o    Transportation

                    o    Waterways

                    o    Dredging

                    o    Loading/unloading/transloading

         Patents

         We own one patent, U.S. Patent No. 6,170,768, covering our pneumatic accelerator and granted January 9, 2001. We expect that we will upgrade this patent or file additional applications as developments are made with our technology. We rely upon a combination of patents, copyright protection, trade secrets, know-how, continuing technological innovation and licensing opportunities to develop and maintain our competitive position. Our future prospects depend in part on our ability to obtain and maintain patent protection for our technology. We also need to continue to preserve our copyrights, trademarks and trade secrets and we must operate without infringing the proprietary rights of third parties.

         We cannot guarantee that any of our future patent applications will result in issued patents, nor can we assure that we will develop more proprietary technologies that are patentable. Patents issued may not provide a basis for commercially viable products or may not provide any competitive advantages. Third parties could challenge our patents. The patents of others could limit our ability to use some of our processes or technologies. Any of these situations could have a material adverse effect on our ability to do business. We cannot prevent others from independently developing similar or alternative technologies, duplicating any of our technologies, or, if patents are issued to us, designing around our patented technologies. We could incur substantial costs in litigation if we are required to defend ourselves in patent suits brought by third parties or if we initiate these suits against possible infringers of our patent rights.

         Others may have filed and in the future are likely to file patent applications that are similar or identical to ours. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office. Those proceedings could result in substantial cost to us. We cannot ensure that any such third-party patent application will not have priority over ours. Additionally, the laws of some foreign countries may not protect our patent and other intellectual property rights to the same extent as the laws of the United States.

         Our future prospects also depend in part on our neither infringing patents or proprietary rights of third parties nor breaching any licenses that may relate to our technologies and products. We cannot guarantee that we will not infringe the patents, licenses or other proprietary rights of third parties. We could in the future receive notices claiming infringement from third parties as well as invitations to take licenses under third-party patents. Any legal action against our strategic partners or us that claim damages and seek to enjoin commercial activities relating to the affected products and processes could subject us to potential liability for damages. Those legal actions could also require our strategic partners or us to obtain a license in order to continue to manufacture or market the affected products and processes. We cannot ensure that our strategic partners or we would prevail in any action. We cannot ensure that any license, including licenses proposed by third parties, required under any patent would be available on terms that are commercially acceptable, if at all. We have not conducted an exhaustive patent search and we cannot ensure that patents do not exist or could not be filed that would have a material adverse effect on our ability to develop and market our products. If we become involved in such litigation, it could consume a substantial portion of our managerial and financial resources, which would have a material adverse effect on our business, financial condition, results of operations, and relationships with corporate partners.

         We attempt to control the disclosure and use of our proprietary technology, know-how and trade secrets under agreements with the parties involved. However, we cannot ensure that others will honor all confidentiality agreements. We cannot prevent others from independently developing similar or superior technology, nor can we prevent disputes that could arise concerning the ownership of intellectual property.

         Government Regulation

         We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to business generally, export control laws, and laws or regulations directly applicable to the industry. We will be required to ensure the enforcement of the Occupational and Health Administration (OSHA) regulations.

         We believe that we will be able to comply in all material respects with the laws and regulations governing the industry, and that such laws will not have a material effect on our operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations. We are not aware of any probable government regulations that may adversely affect our business.

         Research and Development Activities

         Our success and ability to compete will be dependent in part on the protection of our existing and potential patents, trademarks, trade names, service marks, and other proprietary rights. Thus, a majority of our research and development efforts has been focused on product development, testing, and patent application

         We seek to continue developing our products internally through research and development or if appropriate, through strategic partnerships. We expect, however, that if we can purchase or license products, services, or technologies from third parties at a reasonable cost, we will do so in order to avoid the time and expense involved in developing such products, services, or technologies.

         Employees

         As of June 30, 2001, we had four full-time employees, one part-time employee, and three consultants and advisors. There are no organized labor agreements or union agreements between Terra Systems and our employees. We believe that our relations with our employees are good.

                                   PROPERTIES

         Our corporate headquarters are located at 5912 West 11600 South, Payson, Utah 84651. We have use of this space through a lease arrangement from Spring Lake Company, a related party. The terms of this lease are for $4,120 per month on a month-to-month basis. The lease expires on July 1, 2003. This facility consists of approximately 20,000 square feet of office and warehouse space in the main building, and approximately 10,000 feet of additional warehouse and storage in an unattached building on approximately 3.2 acres of land. We do not have any present plans for the renovation, improvement, or development of this property. We have entered into a capital lease agreement with Spring Lake Company to acquire plant equipment at a total of $423,594. This lease expires March 2002. The monthly payment is approximately $13,528. We also have acquired office equipment at a cost of $70,678 and additional plant equipment at a cost of $193,152, and we own an automobile at a cost of$22,000 and software at a cost of $10,380.

                                LEGAL PROCEEDINGS

         Terra Systems, Inc., and its officers and directors are parties to a lawsuit, Civil No. 97-0400506, pending in the District Court for the Fourth Judicial District in and for Utah County, State of Utah. The parties to this action are Terra Systems; Kent Harmon; and Clayton Timothy, Plaintiffs, v. Wayne Hanson; Howard H. Hucks, individually and as Trustee of CHT Holding Trust; Valgene Blackburn; and CHT Holding Trust, Defendants. This action was initiated when we filed a complaint against a former director and officer and other shareholders and alleged that they had engaged in improper conduct and misrepresentations concerning their qualifications and intentions to obtain a significant number of shares of common stock. We are seeking a declaration by the court that none of the defendants has any right, title to, or ownership of the common stock originally issued to them. The defendants claim that the company and several of its officers have engaged in fraudulent and conspiratorial conduct, and defendants filed a counterclaim seeking (1) dismissal of our complaint, (2) an unspecified amount of damages resulting from our refusal on March 1, 1997 to tender shares to the defendants that they allege that they had the right to sell, (3) the removal of certain restrictions on the common stock, (4) money damages of $60,000 for breach of an employment contract and interest, and compensatory damages and punitive damages in unspecified amounts, together with attorneys' fees.

         On October 9, 1999, the court entered a partial summary judgment against Howard Hucks, one of the defendants, in our favor on all of our claims. The court found that the issues of damages and an award of reasonable attorneys' fees and expenses incurred in connection with the case would be determined at a future date. The court also found that Terra Systems is entitled to a partial summary judgment against Howard Hucks for securities fraud, including rescission and restitution of the issuance of 1,000,000 shares of common stock and additional damages to be determined in further proceedings before the court. The amount of damages to be awarded has not yet been determined.

         We have denied the allegations raised in the counterclaim filed by the defendants and we will vigorously defend against the counterclaim and continue to pursue our claims and actions against all of the defendants. This litigation is still in the discovery phase and the ultimate outcome cannot presently be determined.

                                   MANAGEMENT

         The following table sets forth information about our board of directors and management team as of June 15, 2001.

Name                 Age          Position

Clayton Timothy      53           Chief Executive Officer and Chairman
L. Kent Harmon       46           President and Director
Lloyd McEwan         72           Secretary, Treasurer, and Director
Leonard Howe         42           Technical Development
Robert Underwood     57           Director

     Clayton Timothy, Director and Chief Executive Officer- Mr. Timothy is the Chairman of the Board of Directors and our Chief Executive Officer. He has held those positions since October 1996. Prior to joining Terra Systems, Mr. Timothy was Vice President of Industrial Management and Engineering in Lehi, Utah. He was responsible for corporate marketing and coordination of all projects. From 1990 to 1994, he was Executive Vice President and Director of COVOL Technologies, Inc., and its predecessor entities, of Lehi, Utah. Mr. Timothy has an Associate Degree in Mine Maintenance from the College of Eastern Utah.

     L. Kent Harmon, Director and President- Mr. Harmon is a member of the Board of Directors and our President. He has held these positions since October of 1996. Prior to his employment with Terra Systems he was President of Metredyne Imaging Services in Buena Park, California. Metredyne created and marketed diagnostic systems that quantified the extent of physical impairment caused by work related injuries. Mr. Harmon filed for personal protection under Chapter 13 of the Bankruptcy Code in January 2001. A plan for reorganization was submitted in March 2001, and a hearing on the plan is set for August 2001.

         Lloyd McEwan, Director, Secretary, and Treasurer- Mr. McEwan is a member of the Board of Directors and our Secretary and Treasurer. Prior to his employment with Terra Systems in 1996, he was the principal owner of State, Inc., which is a construction company specializing in metals, mining, electrical utility and petroleum refinery industries. He has over 40 years of management experience in this field. He has several professional licenses, including his General Contractor's License, his Engineering License, his Master Electrician's License, and his Pipe and Mechanical License. Mr. McEwan is affiliated with the Association of Iron and Steel Engineers, the American Institute of Mining, and the Metallurgical and Petroleum Engineers.

         Leonard Howe, Technical Development - Mr. Howe has provided our technical development since inception. Before joining the Company, he worked from 1992 to 1995 at an open-pit gold mine operation for Barrick Goldstrike Mines as a haul truck operator, and later for Christensen & Griffith as a heavy equipment operator at the same mine location. He has been actively involved in the research and development of our technology, patent filing, and feasibility testing. Mr. Howe received a Bachelor of Arts degree from Brigham Young University in Asian studies, with an emphasis in China and Mandarin Chinese.

         Robert Underwood, Director- Mr. Underwood has served on the Board of Directors since January 1999. He also serves as a Consultant to the company. Prior to joining Terra Systems, Mr. Underwood worked for 27 years in the commercial banking industry as Vice President and Manager for First Security Bank of Utah, NA. He received his BA from Brigham Young University in Economics and Language and his MBA in Finance from the University of Utah. In addition he was an instructor of Economics at BYU and for the American Institute of Banking for eleven years.

                             EXECUTIVE COMPENSATION

         This table provides summary information concerning compensation earned by or paid to our chief executive officer for services rendered in all capacities to us during fiscal 2000. No executive officer was paid more than $100,000 in any of the three fiscal years ended December 31, 2000.

         Summary Compensation Table


                                                                          Bonus             All Other
Name and Principal Position          Years          Salary ($)(1)          ($)           Compensation ($)
Clayton Timothy, Chief               2001          $     60,000          $    0          $     0
Executive Officer                    2000                60,000               0                0
                                     1999                60,000               0                0

(1) Mr. Timothy's salary has been accrued as a liability of the company. Due to our limited revenues, no salary payment was made to Mr. Timothy during the periods indicated.

         Stock Options Granted In Last Fiscal Year

         There were no stock options granted in the last fiscal year.

         Compensation of Directors

         Directors who also serve as executive officers do not receive any additional compensation for their services as directors. Non-employee directors are paid an annual fee of $60,000 for service as a board member.

         Employment Agreements

         We currently do not have employment agreements with any of our executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1996, we entered into an operating lease with Spring Lake Company, a company under common ownership. This lease expires July 31, 2003. Amounts paid under the lease totaled approximately $45,396 in 1999 and $44,496 in 2000.

         In October 1996, Terra entered into a capital lease with Spring Lake Company. The lease runs through March 2002. Amounts paid under the lease in 1999 were $44,175, and in 2000 the company paid $51,187 under this obligation.

         The principals of Spring Lake Company are Clayton Timothy and Lloyd McEwan. Both of these individuals are also executive officers and directors of Terra Systems. For further discussion and analysis of these transactions, see Notes 2, 4, and 9 to Financial Statements included in the registration statement of which this prospectus is a part.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information regarding beneficial ownership of our common stock as of June 30, 2001, by:

          o each person or entity known to us to own beneficially more than 5% of our common stock;

          o    each of the named executive officers;

          o    each of our directors; and

          o    all executive officers and directors as a group.

         The following table assumes the sale of all of the shares offered under this prospectus. Applicable percentage ownership is based on 19,271,631 shares of common stock outstanding as of June 30, 2001, assuming shares outstanding immediately after this offering is completed.

         Beneficial ownership is determined based on the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable or exercisable within 60 days of the date of this prospectus are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite that shareholder's name. Unless otherwise noted, the address of each beneficial owner listed below is c/o Terra Systems, 5912 West 11600 South, Payson, Utah, 84651.



                Shareholder                     Shares Beneficially           Percentage of
                                                       Owned                    Ownership
Clayton Timothy
Chief Executive Officer, Director                 1,493,000                        7.74%
L. Kent Harmon
President, Director                                 550,000                        2.85%
Lloyd McEwan
Secretary, Treasurer, Director                    2,100,000                       10.90%
Robert Underwood
Director                                            296,317                        1.54%
CHT Holding Trust (1)
3037 Somoa Place                                  2,505,000                       13.00%
Costa Mesa, California 92626
All Executive Officers and Directors as
a group (4 individuals)                           4,439,317                       23.04%

(1) Shares held by CHT Holding Trust, of which Howard Hucks is the trustee and Wayne Hansen and Valgene Blackburn are beneficiaries.


                            DESCRIPTION OF SECURITIES

         Common Stock

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2001, we had 19,271,631 shares of common stock outstanding. The holders of shares of our common stock are entitled to one vote for each share on all matters that the holders of common stock are entitled to vote. There is no cumulative voting for the election of directors.

         Under Utah law, the holders of a class or series of stock (whether it is voting or non-voting) are entitled to vote as a separate class or series with respect to any amendment to the articles of incorporation that would increase or decrease the aggregate number of authorized shares of the class or series, increase or decrease the par value of the shares of the class or series, or alter or change the powers, preferences or special rights of the shares of the class or series so as to adversely affect the class or series.

         Holders of our common stock are entitled to share ratably in our net assets upon liquidation or dissolution as declared by the Board of Directors out of funds legally available therefor. Our holders of common stock have no pre-emptive rights to purchase any shares of any class of our stock. All outstanding shares of common stock are, and our shares of common stock to be issued pursuant hereto will be, upon payment therefore, fully paid and non-assessable.

         Certain Liability Limitations and Indemnification Provisions

         Article V of our articles of incorporation limits the liability of directors to the fullest extent permitted by Utah law. In addition, Article V of the articles of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Utah law.

         Section 16-10a-903 of the Utah Code provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the proceeding or claim with respect to which he has been successful.

         In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 of the Utah Code provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

         Section 16-10a-904 of the Utah Code provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

         Section 16-10a-907 of the Utah Code states that unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and
(iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         Shares Eligible for Future Sale

         Future sales of substantial amounts of voting common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.

         Upon completion of this offering, we will have 24,271,631 shares of common stock outstanding, assuming no exercise of outstanding options or warrants and assuming all of the shares are sold at a price of $1.00 per share. After the offering, the 5,000,000 shares of common stock sold in this offering will be immediately tradable without restriction under the Securities Act of 1933, except for any shares purchased by an affiliate of ours, including any director, executive officer, or shareholder owning more than 10% of our issued and outstanding common stock. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

         We issued the 19,271,631 shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act. These shares will be deemed "restricted securities" under Rule 144. Restricted securities may not be sold or otherwise disposed of unless the offer or sale of the securities is registered in compliance with the registration requirements of federal securities law or the offer and sale is made in reliance upon an available exemption from those requirements. Rule 144 provides a safe harbor for the sale of restricted securities that have been held for at least one year following their acquisition from the issuer or from an affiliate of the issuer, such as an officer or director of the issuer. To take advantage of the safe harbor, all of the requirements of the rule must be met. These requirements include, for example, a requirement that there be adequate publicly available information regarding the issuer and its business, that the seller of the shares comply with notification and, in some cases, limits on the number of shares that can be sold during any three-month period, and that the transaction be effected through a registered broker-dealer. Of the restricted securities issued by Terra Systems, approximately 17,879,140 shares have been held for more than one year as of the date of this prospectus and would be eligible for public sale under Rule 144.

         Before this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale.

         Sales of substantial amounts of our common stock in the public market after the restrictions lapse could cause the market price of our common stock to decline.

         When this offering is completed, assuming full subscription, we will have a total of 24,271,631 shares of common stock outstanding, assuming no exercise of outstanding options. The shares offered by this prospectus will be freely tradable unless they are purchased by a person that directly or indirectly controls, is controlled by or is under common control with, us. These persons are considered to be affiliates of ours under Rule 144 of the Securities Act of 1933. The remaining 19,271,631 shares are restricted, which means they were originally sold in offerings that were not registered under a registration statement filed with the Securities and Exchange Commission.

These restricted shares may be resold only through registration under the Securities Act of 1933 or under an available exemption from registration, including Rule 144.

Rule 144

         Under Rule 144, beginning 90 days after the date of this prospectus, a person or persons whose shares are aggregated, who has beneficially owned restricted securities for at least one year, including the holding period of any holder who is not an affiliate, is entitled to sell within any three-month period a number of our shares of common stock that does not exceed the greater of:

         o 1% of the outstanding shares of our common stock at that time, which will equal approximately shares upon completion of this offering.

         o Sales under Rule 144 are subject to restrictions relating to manner of sale, notice and the availability of public information about us.

         Rule 144(k)

         A person who is not an affiliate of Terra Systems at any time during the 90 days before a sale and who has beneficially owned shares for at least two years, including the holding period of any prior owner who is not an affiliate, would be entitled to sell shares following this offering under Rule 144(k) without complying with the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144.

         Rule 701 and Options

         Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer or director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

          o affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144;

          o non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144; and

          o Rule 701 shares must be held at least 90 days after the date of this prospectus before they can be resold.

         In general, under Rule 144, a shareholder, or group of shareholders whose shares are aggregated, who has beneficially owned restricted securities for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

          o    1% of the then outstanding shares of voting common stock; or

          o The average weekly trading volume in the voting common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC, provided certain requirements are satisfied.

         Affiliates of Terra Systems must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a shareholder who has not been an affiliate of Terra Systems at any time during the 90 days preceding his sale of restricted securities would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years.

         The foregoing summary of Rule 144 is not a complete description. Non-affiliates may resell our securities issued under Rule 701 in reliance upon Rule 144 without having to comply with Rule 144's public information, holding period, volume and notice requirements, if those sales occur more than 90 days after the effective date of the registration statement of which this prospectus is a part.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Market For Common Stock

         Our common stock is traded on the OTC Bulletin Board under the symbol "TSYI."

         The following table contains information about the range of high and low bid prices for the common stock for each full quarterly period within the two most recent fiscal years, based upon reports of transactions on the OTC Bulletin Board (and giving effect to all stock splits occurring during that period or prior to the issuance of this report):


                                     High                         Low
2001
1st Quarter                         $0.85                       $0.32
2d Quarter                          $0.50                       $0.30

2000
1st Quarter                         $0.81                       $0.38
2d Quarter                          $0.60                       $0.25
3d Quarter                          $0.38                       $0.17
4th Quarter                         $0.72                       $0.22

1999
1st Quarter                         $0.65                       $0.63
2d Quarter                          $0.88                       $0.22
3d Quarter                          $1.13                       $0.50
4th Quarter                         $0.88                       $0.38


         The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

         The market price of the common stock is subject to significant fluctuations in response to variations in the our quarterly operating results, general trends in the market for our technologies, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On June 29, 2001, the closing bid price of the common stock as reported by the OTC Bulletin Board was $0.38 per share.

         Holders

         As of June 30, 2001, there were approximately 242 shareholders of record of our common stock.

         Dividend Policy

         We have not paid cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.

Sales of Unregistered Securities

         The following sets forth certain information for all securities we sold during the past three years without registration under the Securities Act.

1998

         In 1998, we issued 33,000 shares of common stock at a price of $0.30 per share for proceeds of $10,000; 27,900 shares at a price of $0.32 per share for proceeds of $8,887; 90,000 shares at a price of $0.33 per share for proceeds of $29,700; 89,739 shares at a price of $0.36 per share for proceeds of $32,633; 160,000 shares at a price of $0.50 per share for proceeds of $80,000; 125,000 shares at a price of $0.60 per share for proceeds of $75,000; 121,609 shares at a price of $0.73 per share for proceeds of $ 88,883; 43,479 shares at a price of $0.75 per share for proceeds of $32,609; and 25,000 shares at a price of $0.80 per share for proceeds of $20,000. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them was afforded complete access to all of our books and records prior to their investment. Additionally, we offered 350,000 shares of our common stock to our employees as compensation for past and future services, with an option to purchase up to 100% of the shares back from the employees at par value within one year of granting the shares and up to 50% of the shares within two years of granting the shares.

1999

         In 1999, we issued 220,000 shares of common stock at a price of $0.25 per share for proceeds of $55,461; 125,000 shares at a price of $0.40 per share for proceeds of $50,000; and 360,000 shares at a price of $0.50 per share for proceeds of $180,000. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them was afforded complete access to all of our books and records prior to their investment. We also issued 200,000 shares for the retirement of accounts payable to a related party, valued at $50,000 or $0.25 per share. On January 12, 1999, we issued stock options to five individual shareholders totaling 2,250,000 shares of common stock at a price of $0.20 per share. As of year-end December 31, 1999, we issued 166,286 shares of common stock at a price of $0.50; 50,000 shares at a price of $0.60; and 43,000 shares at a price of $0.70 for consulting services. Additionally, we offered 20,000 shares of our common stock to our employees as compensation for past and future services, with an option to purchase up to 100% of the shares back from the employees at par value within one year of granting the shares and up to 50% of the shares within two years of granting the shares.

2000

         During the twelve months ended December 31, 2000, we issued 343,340 shares of common stock at a price of $0.25 per share for proceeds of $85,835; 400,000 shares of common stock at a price of $0.25 per share for proceeds of $100,000; 400,000 shares of common stock at a price of $0.20 per share for proceeds of $80,000; 225,000 shares of common stock at a price of $0.20 per share in consideration for services rendered; and 33,333 shares at a price of $0.30 per share for proceeds of $10,000.00. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them were afforded complete access to all of our books and records prior to their investment. During the same period we issued 500,000 shares of common stock upon conversion of notes payable to a related party in the amount of $100,000 or $0.20 per share. In addition, during the twelve months ended December 31, 2000, we issued 197,400 shares at a price of $0.25; 99,338 shares at a price of $0.39, 62,920 shares at a price of $0.48; 60,000 shares at a price of $0.50; and 15,000 shares at a price of $1.00 for consulting services.

2001

         Through June 30, 2001, we issued 700,000 shares of common stock at a price of $0.20 per share for proceeds of $140,000; 50,000 shares of common stock at a price of $0.25 per share for proceeds of $12,500; 75,000 shares of common stock at a price of $0.20 per share in consideration for services rendered; 240,000 shares of common stock at a price of $0.20 per share for proceeds of $48,000; 20,000 shares of common stock at a price of $0.25 per share for proceeds of $5,000; 60,000 shares of common stock at a price of $0.49 per share in consideration for services rendered; and 12,500 shares of common stock at a price of $0.50 per share in consideration for services rendered. The purchasers of these securities were accredited or sophisticated investors, and were afforded complete access to all of our books and records prior to investment.

                              PLAN OF DISTRIBUTION

         Plan of Distribution

         We are offering up to 5,000,000 shares of our common stock on a "best efforts, no minimum" basis at a price of $1.00 per share. Under a "best efforts, no minimum" offering, there is no requirement that we sell a specified number of shares before the proceeds of the offering become available to us. We will not escrow any of the proceeds received from our sale of shares under this offering and we are not required to sell a specified number of shares before the offering is terminated. Therefore, upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor has no assurance that we will sell all or any part of the remaining shares offered hereby. The offering will commence on the date shown on the front cover of this prospectus and will terminate December 31, 2001, unless, in our discretion, we terminate the offering before that date. We also reserve the right to extend the offering beyond December 31, 2001, if we have not sold all of the shares prior to that date. We will not extend the offering beyond a date that is more than two years from the effective date of the registration statement of which this prospectus is a part. The first closing will occur at our discretion.

         Our officers, directors, employees, and affiliates may purchase shares in the offering on the same terms and conditions as other purchasers. Subscription for the shares may only be made by completing a written subscription agreement and by submitting the completed agreement with a check payable to "Terra Systems, Inc." to the company at its principal executive offices to the attention of the Chief Financial Officer. If the subscription is accepted, the check will be deposited by Terra Systems and, upon notification from its bank that the funds are available, Terra Systems will cause a stock certificate for the shares purchased to be issued and delivered to the investor. If the subscription is rejected by Terra Systems, the investor's check will be returned without interest or deduction.

         Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under the terms of this prospectus.

         To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

         Compensation and Other Agreements

         We have not engaged the services of an underwriter or selling agent or broker in connection with this offering. We will offer the shares directly and through our officers and directors acting on our behalf. We will not pay any commission or other consideration or compensation to any officer or director in connection with the sale of the shares.



         Transfer Agent

         Atlas Stock Transfer, 5899 South State Street, Murray, Utah 84107, is our transfer agent.


                                  LEGAL MATTERS

         The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for us by the law firm of Durham Jones & Pinegar, PC, Salt Lake City, Utah.


                                     EXPERTS

         Hansen Barnett & Maxwell, independent auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2000 and 1999, and for the years then ended, that appear in this prospectus. The financial statements referred to above are included in reliance upon the reports by the auditors given upon their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that to the fullest extent permitted by Utah law, our directors shall not be liable for certain acts or breaches of duty. The certificate of incorporation also contains provisions entitling the officers and directors to indemnification to the fullest extent permitted by the Utah Revised Business Corporations Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons under these provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

         This prospectus is part of a registration statement on Form SB-2 filed with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about our company and the common stock. You may request a copy of any or all of these documents without charge.

                          INDEX TO FINANCIAL STATEMENTS
Annual Financial Statements

Report of Independent Certified Public Accountants                    F-1

Consolidated Balance Sheets                                           F-2

Consolidated Statements of Operations                                 F-3

Consolidated Statements of Stockholders' Deficit                      F-4

Consolidated Statements of Cash Flows                                 F-7

Notes to Consolidated Financial Statements                            F-8

You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

                             -----------------------
                             -----------------------









Dealer Prospectus Delivery Obligation. Until [a date that is 90 days from the effective date of the registration statement of which this prospectus forms a part], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.








                                5,000,000 Shares

                                  Common Stock






                                   PROSPECTUS













                                  July __, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         Our articles of incorporation provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Utah Revised Business Corporations Act, no director or officer of the company shall have any liability to the company or its shareholders for monetary damages. The Utah Act provides that a corporation's articles of incorporation may include a provision which restricts or limits the liability of its directors or officers to the corporation or its shareholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's articles of incorporation and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Utah law and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

         The articles of incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Terra Systems, Inc. However, nothing in our articles of incorporation or bylaws protects or indemnifies a director, officer, employee, or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Utah Act provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

Item 25.          Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of these expenses are estimates.

Securities and Exchange Commission Filing Fee        $    1,250
Printing Fees and Expenses                               10,000
Legal Fees and Expenses                                  75,000
Accounting Fees and Expenses                             45,000
Blue Sky Fees and Expenses                               10,000
Registrar's Fees and Engraving                            5,000
Miscellaneous                                            23,750
                                                     ----------
TOTAL                                                $  170,000

Item 26. Recent Sales of Unregistered Securities

         The following sets forth certain information for all securities sold by the registrant during the past three years without registration under the Securities Act.

1998

         In 1998, the registrant issued 33,000 shares of common stock at a price of $0.30 per share for proceeds of $10,000; 27,900 shares at a price of $0.3185 per share for proceeds of $8,887; 90,000 shares at a price of $0.33 per share for proceeds of $29,700; 89,739 shares at a price of $0.36 per share for proceeds of $32,632; 160,000 shares at a price of $0.50 per share for proceeds of $80,000; 125,000 shares at a price of $0.60 per share for proceeds of $75,000; 121,609 shares at a price of $0.73 per share for proceeds of $ 88,883; 43,479 shares at a price of $0.75 per share for proceeds of $32,609; and 25,000 shares at a price of $0.80 per share for proceeds of $20,000. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them was afforded complete access to all of our books and records prior to their investment.

1999

         In 1999, the registrant issued 220,000 shares of common stock at a price of $0.25 per share for proceeds of $55,460; 125,000 shares at a price of $0.40 per share for proceeds of $50,000; and 360,000 shares at a price of $0.50 per share for proceeds of $180,000. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them was afforded complete access to all of the books and records of the registrant prior to their investment. The registrant also issued 200,000 shares for the retirement of accounts payable to a related party, valued at $50,000 or $0.25 per share. On January 12, 1999, the registrant issued stock options to five individual shareholders totaling 2,250,000 shares of common stock at a price of $0.20 per share. As of year- end December 31, 1999, the registrant issued 166,286 shares of common stock at a price of $0.50; 50,000 shares at a price of $0.60; and 43,000 shares at a price of $0.70 for consulting services. In addition, during the twelve months ended December 31, 2000, the registrant issued 197,400 shares at a price of $0.25; 99,338 shares at a price of $0.39, 62,920 shares at a price of $0.48; 60,000 shares at a price of $0.50; and 15,000 shares at a price of $1.00 for consulting services.

2000

         In 2000, the registrant issued 343,340 shares of common stock at a price of $0.25 per share for proceeds of $85,835 and 33,333 shares at a price of $0.30 per share for proceeds of $10,000.00. In each instance, the purchasers of these securities were accredited or sophisticated investors, and each of them were afforded complete access to all of the books and records of the registrant prior to their investment. During the same period the registrant issued 500,000 shares of common stock upon conversion of notes payable to a related party in the amount of $100,000 or $0.20 per share.

2001

         During the six months ended June 30, 2001, the registrant issued 700,000 shares of common stock at a price of $0.20 per share for proceeds of $140,000; 50,000 shares at $0.25 per share for proceeds of $12,500; 75,000 shares at $0.20 per share in consideration for services rendered; 240,000 shares at $0.20 per share for proceeds of $48,000; 20,000 shares at $0.25 per share for proceeds of $5,000; 60,000 shares at $0.49 per share for services rendered; and 12,500 shares at $0.50 per share for services rendered. The purchases of these securities were accredited or sophisticated investors, and each of them was afforded complete access to all of the books and records of the registrant prior to their investment.

Item 27.     Exhibits

Exhibit No.  SEC Ref. No.      Title of Document

1               2               Articles of Merger of Terra Systems, Inc., with and into Terra Merger
                                Subsidiary, Inc., incorporated by reference from the Company's Form 10-SB, filed with the Commission on September 6, 2000.
2               3.1             Amended and Restated Articles of Incorporation of Terra Systems, Inc.,
                                formerly known as Xullux, Inc., incorporated by reference from the Company's
                                Form 10-SB, filed with the Commission on September 6, 2000.
3               3.2             Articles of Incorporation of Terra Merger Subsidiary, Inc., incorporated by reference from the Company's Form 10-SB, filed with the Commission on
                                September 6, 2000.
4               3.4             Revised Bylaws of Terra Systems, Inc. (formerly known as Xullux, Inc.), incorporated by reference from the Company's Form 10-SB, filed with the
                                Commission on September 6, 2000.
5               4.1             Specimen of Common Stock Certificate*


6               5.1             Legal Opinion**
7               10.1            Agreement Between Terra Systems, Inc., and XCEL Associates, Inc., dated
                                March 29, 2000, incorporated by reference from Amendment No. 1 to the
                                Company's Form 10-SB, filed with the Commission on December 1, 2000.
8               23.1            Consent of Durham Jones & Pinegar (included with Exhibit 5)**
9               23.2            Consent of Hansen Barnett & Maxwell**
10              99.1            Stock Issuance With A Call Option Vesting Schedule & Stock Issued for
                                Services - Non Employees, incorporated by
                                reference from Amendment No. 1 to the
                                Company's Form 10-SB, filed with the
                                Commission on December 1, 2000.

*    To be filed subsequently.
**   Filed herewith.

Item 28.          Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Terra Systems in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, Terra Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement, as amended, to be signed on its behalf, in the City of Salt Lake, State of Utah, on July 12, 2001.

                                        Terra Systems, Inc.


                                        By /s/ Clayton Timothy
                                          -------------------------------------
                                           Clayton Timothy
                                           Chief Executive Officer
Dated: July 12, 2001


         Name                                                    Date


/s/ Clayton Timothy
-----------------------------------------                        July 12, 2001
Clayton Timothy
Chief Executive Officer (Principal Executive Officer),




/s/ L. Kent Harmon
-----------------------------------------                        July 12, 2001
L. Kent Harmon
President, Director




/s/ Lloyd McEwan
-----------------------------------------                        July 12, 2001
Lloyd McEwan
Secretary, Treasurer, Director




/s/ Robert Underwood
-----------------------------------------                        July 12, 2001
Robert Underwood
Director

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Clayton Timothy and L. Kent Harmon, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.




/s/ Clayton Timothy
-----------------------------------------                        July 12, 2001
Clayton Timothy
Chief Executive Officer (Principal Executive Officer),




/s/ L. Kent Harmon
-----------------------------------------                        July 12, 2001
L. Kent Harmon
President, Director




/s/ Lloyd McEwan
-----------------------------------------                        July 12, 2001
Lloyd McEwan
Secretary, Treasurer, Director




/s/ Robert Underwood
-----------------------------------------                        July 12, 2001
Robert Underwood
Director

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




Report of Independent Certified Public Accountants                        F-1

Consolidated Balance Sheets                                               F-2

Consolidated Statements of Operations                                     F-3

Consolidated Statements of Stockholders' Deficit                          F-4

Consolidated Statements of Cash Flows                                     F-7

Notes to Consolidated Financial Statements                                F-8

HANSEN, BARNETT & MAXWELL
              A Professional Corporation
             CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
    Member of AICPA Division of Firms                 Fax (801) 532-7944
             Member of SECPS                     345 East Broadway, Suite 200
Member of Summit International Associates       Salt Lake City, Utah 84111-2693



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Terra Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Terra Systems, Inc. and subsidiary (collectively a development stage company) as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999, and for the cumulative period from February 17, 1996 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Terra Systems, Inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999, and for the cumulative period from February 17, 1996 (date of inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development and commercialization of a pneumatic conveyance system to handle materials in a bulk state. As discussed in Note 1 to the consolidated financial statements, the Company's operating losses since inception and the deficit accumulated during the development stage raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           /s/ HANSEN, BARNETT & MAXWELL
                                            HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
March 5, 2001

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                           March 31,            December 31,
                                                                                        -------------------------------
                                                                                2001             2000              1999
                                                                       -------------    -------------     -------------
                                                                       (Unaudited)

Current Assets
      Cash                                                             $      47,327    $       4,839     $       1,429
      Receivables                                                              8,926            7,440             5,075
                                                                       -------------    -------------     -------------
           Total Current Assets                                               56,253           12,279             6,504
                                                                       -------------    -------------     -------------

Property and Equipment
      Leasehold improvements                                                 331,642          331,642           331,642
      Furniture and equipment                                                687,424          687,424           687,424
      Trucks and automobiles                                                  22,000           22,000            22,000
      Software                                                                10,380           10,380            10,380
      Less: Accumulated depreciation                                        (566,140)        (534,910)         (410,000)
                                                                       -------------    -------------     -------------
           Net Property and Equipment                                        485,306          516,536           641,446
                                                                       -------------    -------------     -------------

Total Assets                                                           $     541,559    $     528,815     $     647,950
                                                                       =============    =============     =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
      Accounts payable                                                 $     372,074    $     355,015     $     316,183
      Accounts payable to related party                                      318,106          304,627           200,175
      Accrued liabilities                                                    769,960          726,260           542,224
      Accrued interest payable                                               283,415          267,256           192,946
      Notes payable to stockholders - current portion                         79,088           79,088                -
      Capital lease obligation - current portion                             244,161          248,432           178,210
                                                                       -------------    -------------     -------------
           Total Current Liabilities                                       2,066,804        1,980,678         1,429,738
                                                                       -------------    -------------     -------------

Long-Term Liabilities
      Notes payable to stockholders - net of current portion                 577,429          577,429           756,517
      Capital lease obligation - net of current portion                          749            3,331            95,580
                                                                       -------------    -------------     -------------
           Total Long-Term Liabilities                                       578,178          580,760           852,097
                                                                       -------------    -------------     -------------

Stockholders' Deficit
      Common stock, $0.001 par value; 100,000,000 shares authorized;
          shares outstanding:
           March 31, 2001 - 19,111,631 shares,
           December 31, 2000 - 18,114,131 shares,
           December 31, 1999 - 15,827,800 shares                              19,112           18,114            15,828
      Additional paid-in capital                                           5,942,950        4,689,448         3,589,098
      Deficit accumulated during the development stage                    (8,058,240)      (6,730,927)       (5,210,718)
      Deferred compensation                                                   (7,245)          (9,258)          (28,093)
                                                                       -------------    -------------     -------------
           Total Stockholders' Deficit                                    (2,103,423)      (2,032,623)       (1,633,885)
                                                                       -------------    -------------     -------------

Total Liabilities and Stockholders' Deficit                            $     541,559    $     528,815     $     647,950
                                                                       =============    =============     =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                    Cumulative       Cumulative
                                                                                                  For the Period    For the Period
                                                                                                   February 17,      February 17,
                                                                                                 1996 (Inception)  1996 (Inception
                                          For the Three Months         For the Year Ended             Through         Through
                                            Ended March 31,              December 31,                March 31,      December 31,
                                     ---------------------------   ----------------------------
                                             2001           2000           2000            1999            2001            2000
                                     ------------   ------------   ------------    ------------    ------------    ------------
                                             (Unaudited)                                            (Unaudited)

Revenues                             $      1,485   $         -    $     10,515    $    159,705    $    341,672    $    340,187

Cost of Revenues                              739            864          2,744         144,950         308,544         307,805
                                     ------------   ------------   ------------    ------------    ------------    ------------

    Gross Profit                              746           (864)         7,771          14,755          33,128          32,382
                                     ------------   ------------   ------------    ------------    ------------    ------------

Expenses
    Research and development              220,810         37,784        147,340         122,518       1,560,462       1,339,652
    General and administrative          1,057,464        677,272      1,167,489         895,651       5,450,542       4,393,078
    Depreciation and amortization          31,230         31,231        124,910         125,823         572,121         540,891
                                     ------------   ------------   ------------    ------------    ------------    ------------

       Total Expenses                   1,309,504        746,287      1,439,739       1,143,992       7,583,125       6,273,621
                                     ------------   ------------   ------------    ------------    ------------    ------------

Loss from Operations                   (1,308,758)      (747,151)    (1,431,968)     (1,129,237)     (7,549,997)     (6,241,239)
                                     ------------   ------------   ------------    ------------    ------------    ------------

Nonoperating Income/(Expenses)
       Interest expense                   (18,555)       (22,105)       (88,241)       (100,643)       (404,277)       (385,722)
       Interest income                         -              -              -               17           1,705           1,705
       Loss on sale of security                -              -              -               -          (99,000)        (99,000)
       Loss on sale of assets                  -              -              -               -           (6,671)         (6,671)
                                     ------------   ------------   ------------    ------------    ------------    ------------

       Net Nonoperating Expenses          (18,555)       (22,105)       (88,241)       (100,626)       (508,243)       (489,688)
                                     ------------   ------------   ------------    ------------    ------------    ------------

Net Loss                             $ (1,327,313)  $   (769,256)  $ (1,520,209)   $ (1,229,863)   $ (8,058,240)   $ (6,730,927)
                                     ============   ============   ============    ============    ============    ============

Basic and Diluted Loss
   Per Share                         $      (0.07)  $      (0.05)  $      (0.09)   $      (0.08)
                                     ============   ============   ============    ============

Weighted Average Shares
   Outstanding                         19,079,881     16,013,187     16,913,157      15,342,540
                                     ============   ============   ============    ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                Deficit
                                                                                              Accumulated
                                                 Common Stock         Additional     Common   During the   Deferred     Total
                                           -------------------------
                                           Number of                  Paid-In      Stock Sub-  Development Compen-    Stockholders'
                                           Shares         Amount      Capital      scriptions    Stage      sation     Deficit
                                           -----------  ------------  ------------ ---------- -----------  ---------- -------------

Balance - February 17, 1996 (Inception)             -   $         -   $        -   $      -   $        -   $      -   $          -


Shares issued to founders:
   March 1996 - $0.00 per share             48,000,000        48,000      (47,520)        -            -          -             480
 Shares issued to acquire Xullux:
   May 1996-$0.00 per share                  2,955,000         2,955       (2,955)        -            -          -              -
Common stock subscriptions:
   July 1996 through September 1996                 -             -            -     196,000           -          -         196,000
Stock issued for cash:
   September 1996 - $0.80 to $1.00 per
          share                                706,500           707      667,793     10,000           -          -         678,500
   October 1996 - $0.80 per share              350,000           350      279,650         -            -          -         280,000
   November 1996 - $1.75 per share              12,000            12       20,988         -            -          -          21,000
   December 1996 - $1.75 to $2.00 per
          share                                 57,500            58      103,692         -            -          -         103,750
   January 1997 - $1.00 to $1.75 per
          share                                126,000           126      145,374         -            -          -         145,500
   February 1997 - $1.00 per share             100,000           100       99,900         -            -          -         100,000
   March 1997 - $1.75 per share                 25,413            25       44,448         -            -          -          44,473
   April 1997 - $2.00 per share                  7,500             8       14,992         -            -          -          15,000
   May 1997 - $1.00 per share                  100,000           100       99,900         -            -          -         100,000
   June 1997 - $1.00 per share                  90,000            90       89,910         -            -          -          90,000
   August 1997 - $0.50 to $1.00 per
          share                                 70,000            70       44,930         -            -          -          45,000
   October 1997 - $1.00 per share               25,000            25       24,975         -            -          -          25,000
   November 1997 - $0.72 to $0.80 per
          share                                172,399           173      128,243         -            -          -         128,416
   December 1997 - $0.80 per share              84,375            84       67,416         -            -          -          67,500
   April 1998 - $0.50 to $0.73 per share       239,502           240      146,671         -            -          -         146,911
   May 1998 - $0.75 to $0.80 per share          38,333            38       29,962         -            -          -          30,000
   June 1998 - $0.75 per share                  30,146            30       22,579         -            -          -          22,609
   July 1998 - $0.36 to $0.73 per share        236,846           237      119,368         -            -          -         119,605
   August 1998 - $0.50 per share                20,000            20        9,980         -            -          -          10,000
   November 1998 - $0.30 to $0.33 per
          share                                 78,000            78       24,772         -            -          -          24,850
   December 1998 - $0.32 to $0.33 per
          share                                 72,900            73       23,664         -            -          -          23,737
Stock issued in satisfaction of
          subscription agreements:
   October - December - $0.80 to $1.00
          per share                            246,000           245      205,755   (206,000)          -          -              -
   December - $0.76 per share                  231,000           231      174,569   (174,800)          -          -              -
Stock-based compensation for current
          and future services:
   May 1997 - $1.00 per share                   75,000            75       74,850         -            -     (74,925)             -
   March 1998 - $1.13 per share                350,000           350      393,400         -            -    (393,750)             -
Stock issued for marketable securities:
   September 1996 - $0.80 per share             19,000            19       15,181    174,800           -          -         190,000
Stock redemptions:
Stock redemption from original
     investors - $0.001 per share          (36,775,000)      (36,775)          -          -            -          -         (36,775)
Redemption of stock (no consideration)
   - September 1996                         (3,000,000)       (3,000)       3,000         -            -          -              -
Amortization of deferred compensation               -             -            -          -            -     320,908        320,908
Net loss from February 17, 1996 through
   December 31, 1998                                -             -            -          -    (3,980,855)        -      (3,980,855)
                                           -----------  ------------  -----------  ---------  -----------  ---------  -------------

Balance - December 31, 1998                 14,743,414        14,744    3,025,487         -    (3,980,855)  (147,767)    (1,088,391)
                                                                                                                         (Continued)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                                                Deficit
                                                                                              Accumulated
                                                 Common Stock         Additional     Common   During the   Deferred     Total
                                           -------------------------
                                           Number of                  Paid-In      Stock Sub-  Development Compen-    Stockholders'
                                           Shares         Amount      Capital      scriptions    Stage      sation     Deficit
                                           -----------  ------------  ------------ ---------- -----------  ---------- -------------
Balance December 31, 1998                   14,743,414  $     14,744  $ 3,025,487  $      -   $(3,980,855) $(147,767) $  (1,088,391)

Stock issued for cash:
   January - $0.50 per share                   100,000           100       49,900         -            -          -          50,000
   April - $0.25 per share                      20,000            20        4,980         -            -          -           5,000
   May - $0.50 per share                        20,000            20        9,980         -            -          -          10,000
   June - $0.50 per share                      100,000           100       49,900         -            -          -          50,000
   July - $0.25 per share                      200,000           200       50,260         -            -          -          50,460
   September - $0.40 and $0.50 per share       145,000           145       59,855         -            -          -          60,000
   October - $0.50 per share                    60,000            60       29,940         -            -          -          30,000
   December - $0.50 per share                   60,000            60       29,940         -            -          -          30,000
Stock issued for retirement of debt:
   January - $0.25 per share                   200,000           200       49,800         -            -          -          50,000
Stock issued for services:
   March - $0.50 per share                     106,286           106       53,083         -            -          -          53,189
   June - $0.50 per share                       60,000            60       29,940         -            -          -          30,000
   September - $0.70 per share                  43,000            43       29,957         -            -          -          30,000
   December - $0.60 per share                   50,000            50       29,950         -            -          -          30,000
Outstanding stock from acquisition of
   Xullux not previously recorded                  100            -            -          -            -          -              -
Deferred compensation relating to grant
   of stock options                                 -             -       179,126         -            -          -         179,126
Stock-based compensation for current and
   future services:
    September - $0.97 per share                 20,000            20       19,300         -            -     (19,320)            -
Stock redemption from former officer:
   December - $1.13 per share                 (100,000)         (100)    (112,300)        -            -     112,400             -
Amortization of deferred compensation               -             -            -          -            -      26,594         26,594
Net loss for the period                             -             -            -          -    (1,229,863)        -      (1,229,863)
                                           -----------  ------------  -----------  ---------  -----------  ---------  -------------

Balance - December 31, 1999                 15,827,800        15,828    3,589,098         -    (5,210,718)   (28,093)    (1,633,885)

Stock issued for cash:
   January - $0.25 per share                    12,000            12        2,988         -            -          -           3,000
   February - $0.25 per share                   40,000            40        9,960         -            -          -          10,000
   March - $0.25 per share                     139,340           139       34,696         -            -          -          34,835
   April - $0.30 per share                      33,333            33        9,967         -            -          -          10,000
   July - $0.25 per share                       32,000            32        7,968         -            -          -           8,000
   August - $0.25 per share                    120,000           120       29,880         -            -          -          30,000
Stock issued for services:
   March - $0.50 per share                      60,000            60       29,940         -            -          -          30,000
   May - $0.48 per share                        62,920            63       29,937         -            -          -          30,000
   July - $1.00 per share                       15,000            15       14,985         -            -          -          15,000
   September - $0.25 per share                 122,400           122       29,878         -            -          -          30,000
   October - $0.25 per share                    75,000            75       18,675         -            -          -          18,750
   December - $0.39 per share                   99,338            99       38,901         -            -          -          39,000



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                                                Deficit
                                                                                              Accumulated
                                                 Common Stock         Additional     Common   During the   Deferred     Total
                                           -------------------------
                                           Number of                  Paid-In      Stock Sub-  Development Compen-    Stockholders'
                                           Shares         Amount      Capital      scriptions    Stage      sation     Deficit
                                           -----------  ------------  ------------ ---------- -----------  ---------- -------------

Exercise of stock rights:
   May - $0.25 per share (cash)                400,000           400       99,600         -            -          -         100,000
   October - $0.25 per share (cash)            300,000           300       59,700         -            -          -          60,000
   November - $0.20 per share (services)       225,000           225       44,775         -            -          -          45,000
   December - $0.20 per share (cash)            75,000            75       14,925         -            -          -          15,000
Exercise of stock options:
   April - $0.20 per share (conversion
          of  debt)                            500,000           500       99,500         -            -          -         100,000
   December - $0.20 per share (cash)            25,000            25        4,975         -            -          -           5,000
Stock redemption from former officer:
   March - $1.13 per share                     (50,000)          (50)     (56,150)        -            -      56,200             -
Consulting expense relating to grant of
   stock right                                      -             -       575,250         -            -          -         575,250
Amortization of deferred compensation               -             -            -          -            -     (37,365)       (37,365)
Net loss for the period                             -             -            -          -    (1,520,209)        -      (1,520,209)
                                           -----------  ------------  -----------  ---------  ----------- ----------  -------------

Balance - December 31, 2000                 18,114,131        18,114    4,689,448         -    (6,730,927)    (9,258)    (2,032,623)

Stock issued for cash:
   January - $0.20 per share - unaudited       100,000           100       19,900         -            -          -          20,000
Stock issued for services:
   January - $0.50 per share - unaudited        12,500            13        6,237         -            -          -           6,250
   March - $0.50 per share - unaudited          60,000            60       29,940         -            -          -          30,000
Exercise of stock options:
   January - $0.20 per share (services)
   - unaudited                                  75,000            75       14,925         -            -          -          15,000
   January - $0.20 to 0.25 pr share
     (cash) - unaudited                        750,000           750      151,756         -            -          -         152,500
Compensation for grant of stock option
   - unaudited                                      -             -       787,500         -            -          -         787,500
Consulting expense for repricing of
     stock  rights - unaudited                      -             -       243,250         -            -          -         243,250
Amortization of deferred compensation
   - unaudited                                      -             -            -          -            -       2,013          2,013
Net loss for the period - unaudited                 -             -            -          -    (1,327,313)        -      (1,327,313)
                                           -----------  ------------  -----------  ---------  -----------  ---------  -------------

Balance - March 31, 2001 - unaudited        19,111,631  $     19,111  $ 5,942,951  $      -   $(8,058,240) $  (7,245) $  (2,103,423)
                                           ===========  ============  ===========  =========  ===========  =========  =============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      Cumulative       Cumulative
                                                                                                    For the Period   For the Period
                                                                                                    February 17,      February 17,
                                                                                                   1996 (Inception) 1996 (Inception)
                                               For the Three Months         For the Year Ended          Through          Through
                                                  Ended March 31,              December 31,               March 31,    December 31,
                                           --------------------------   --------------------------
                                                   2001          2000           2000          1999          2001           2000
                                           ------------  ------------   ------------  ------------  ------------  ----------------
                                                  (Unaudited)                                        (Unaudited)

Cash Flows From Operating Activities
    Net loss                               $ (1,327,313) $   (769,256)  $ (1,520,209) $ (1,229,863) $ (8,058,240) $  (6,730,927)
    Adjustments to reconcile net loss to
      net cash used by operating
          activities:
       Depreciation and amortization             31,230        31,231        124,910       125,823       572,121        540,891
       Loss on sale of investment
          securities                                 -             -              -             -         99,000         99,000
       Loss on sale of assets                        -             -              -             -          6,671          6,671
       Compensation paid with common
          stock and options net of
               forfeitures                    1,084,013       546,598        745,635       348,909     2,499,465      1,415,452
       Changes in current assets and
               liabilities:
          Receivables                            (1,486)           -          (2,365)       17,236        (8,926)        (7,440)
          Prepaid expenses                           -             -                         1,259            -              -
          Accounts payable                       17,058        17,545         38,832       129,267       383,080        366,502
          Accounts payable - related
               party                             13,479        35,179        104,453        55,639       292,319        278,840
          Accrued liabilities                    43,701        47,494        184,036       141,142       770,062        726,361
          Accrued interest payable               16,159        20,078         74,310        86,128       283,415        267,256
                                           ------------  ------------   ------------  ------------  ------------  -------------

       Net Cash Used by Operating
          Activities                           (123,159)      (71,131)      (250,398)     (260,399)   (3,096,972)    (2,973,813)
                                           ------------  ------------   ------------  ------------  ------------  -------------

Cash Flows From Investing Activities
    Purchase of equipment                            -             -              -           (106)     (662,464)      (662,464)
    Organization costs paid                          -             -              -             -         (4,755)        (4,755)
    Proceeds from sale of assets                     -             -              -             -        117,715        117,715
                                           ------------  ------------   ------------  ------------  ------------  -------------

       Net Cash Used by Investing
          Activities                                 -             -              -           (106)     (549,504)      (549,504)
                                           ------------  ------------   ------------  ------------  ------------  -------------

Cash Flows From Financing Activities
    Proceeds from borrowings -
          stockholders                               -             -              -             -        870,111        870,111
    Payments on borrowings -
          stockholders                               -             -              -         (5,000)     (149,750)      (149,750)
    Proceeds from stock issuance and
       subscriptions                            172,500        97,785        275,835       285,460     3,152,126      2,979,626
    Payments on capital leases                   (6,853)       (8,322)       (22,027)      (23,025)     (178,684)      (171,831)
                                           ------------  ------------   ------------  ------------  ------------  -------------

       Net Cash Provided by Financing
          Activities                            165,647        89,463        253,808       257,435     3,693,803      3,528,156
                                           ------------  ------------   ------------  ------------  ------------  -------------

Net Increase (Decrease) in Cash                  42,488        18,332          3,410        (3,070)       47,327          4,839

Cash at Beginning of Period                       4,839         1,429          1,429         4,499            -              -
                                           ------------  ------------   ------------  ------------  ------------  -------------

Cash at End of Period                      $     47,327  $     19,761   $      4,839  $      1,429  $     47,327  $       4,839
                                           ============  ============   ============  ============  ============  =============

Supplemental Cash Flow Information
    Cash paid for interest                 $      1,931  $         -    $      5,893  $      7,124
    Conversion of notes payable to
          equity                                     -             -         100,000        50,000
    Redemption of stock issued to
          officers                                   -         56,200         56,200       112,400


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  PRINCIPLES

     Organization-- Terra Systems, Inc. was incorporated on February 17, 1996 pursuant to the laws of the State of Utah. It is a development stage company whose primary business purpose is the development and commercialization of a pneumatic conveyance system to handle materials in a bulk state in industrial research and processing.

     Xullux, Inc. was incorporated under the laws of the state of Utah on November 4, 1983 under the name of Bunker Research, Inc. It changed its name to Diamond Resources, Inc. on May 15, 1984 and changed its name again to Xullux, Inc. on August 6, 1988. On May 1, 1996, Xullux, Inc. entered into a merger agreement with Terra Systems, Inc. whereby Terra Systems, Inc. was merged into a newly-formed subsidiary of Xullux, Inc. called Terra Merger Subsidiary, Inc. and the Terra Systems, Inc. stockholders were issued 48,000,000 shares of Xullux, Inc. common stock.

     For financial accounting purposes, the merger was accounted for by the purchase method of accounting with Terra Systems, Inc. considered the acquiring corporation. The historical financial statements of Terra Systems, Inc. were restated to reflect the shares issued to the Terra Systems, Inc. stockholders as being outstanding for all periods presented, similar to a stock split. Xullux, Inc. had no assets at the date of the merger and was considered a shell corporation; accordingly, the 2,955,100 shares held by the Xullux, Inc.
stockholders were deemed to have been issued for no consideration. The operations of Xullux, Inc. have been included in the statements of operations from the date of the merger.

     Following the reorganization, Xullux, Inc. changed its name to Terra Systems, Inc.

     Principles of Consolidation--The consolidated financial statements include the accounts of Terra Systems, Inc. and its wholly owned subsidiary Terra Merger Subsidiary, Inc. All intercompany transactions have been eliminated. The consolidated entities are collectively referred to herein as the "Company" or "Terra Systems."

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Basis of Presentation--The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements for the three month period ended March 31, 2001, and the years ended December 31, 2000 and 1999, the Company has received nominal revenue and incurred net losses of $1,327,313, $1,520,209 and $1,229,863, respectively. At March 31, 2001, December 31, 2000 and 1999, the Company had a working capital deficit of $2,010,551, $1,968,399 and $1,423,234, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


     The Company's management is in the process of negotiating various agreements to perform research on and the development of pneumatic conveyance systems to handle materials in a bulk state in industrial research and processing. Management also intends to use capital and debt financing as needed to supplement the cash flows that potentially could be generated through the successful negotiation of agreements. As discussed in Note 6, the Company entered into an agreement with a corporation for consultation and advisory services related to business management and marketing. As a result of this agreement, by March 31, 2001, the Company received $332,500 for the issuance of common stock. This agreement allows for additional cash proceeds through the issuance of additional common stock. Aside from this agreement, the Company obtained additional cash proceeds of $115,835 through the issuance of common stock.

     Property and Equipment--Property and equipment are recorded at cost and are depreciated using the straight-line method based on the expected useful lives of the assets which range from five to fifteen years. Depreciation expense for the three month period ended March 31, 2001 and the years ended December 31, 2000 and 1999 was $31,230, $124,910 and $125,823, respectively.

     Long-Lived Assets --The realizability of long-lived assets is evaluated periodically when events or circumstances indicate a possible inability to recover the carrying amounts. An impairment loss is recognized for the excess of the carrying amount over the fair value of the assets. Fair value is determined based on estimated discounted net future cash flows or other valuation techniques available in the circumstances. This analyses involves significant management judgement to evaluate the capacity of an asset to perform within projections. Based upon these analyses, no impairment losses were recognized in the accompanying financial statements.

     Financial Instruments-- The amounts reported as cash, receivables, accounts payable, accrued liabilities, notes payable to stockholders and obligations under capital leases are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management as of March 31, 2001, December 31, 2000 and 1999. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts. The reported fair values do not take into consideration potential expenses that would be incurred in an actual settlement.

     Revenue Recognition -- The Company's revenue source has come from providing research and development on behalf of another corporation. Revenue from research and development contracts is recognized on a cost reimbursement basis. As tests are performed and costs incurred, the Company recognizes the proceeds as revenue at the time of billing. All contracts are for specific research and development projects and are short term in nature.

         Basic and Diluted Loss Per Share -- The Company computes net loss per share in accordance with SFAS No. 128 Earnings Per Share ("SFAS 128"), and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares except during loss periods when those potentially issuable common shares would decrease the loss per share. At March 31, 2001, December 31, 2000 and 1999, respectively, there were 2,400,000, 2,725,000 and 2,250,000 potentially issuable common shares, respectively, which were excluded from the calculation of diluted loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.


NOTE 2 - RELATED PARTY TRANSACTIONS

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


         As discussed in Notes 4 and 9, the Company entered into capital and operating lease obligations with a company under common ownership. The Company has violated its lease agreements by being delinquent in its payments regarding these leases. At March 31, 2001, December 31, 2000 and 1999, the Company owed this related party $245,404, $226,325 and $161,456, respectively, in delinquent rent, executory fees, late fees, sales tax and cash advances. Certain Officers of the Company have from time to time advanced the Company funds used for operating expenses. At March 31, 2001, December 31, 2000 and 1999, the Company owed these Officers $72,702, $78,302 and $38,719, respectively. Total amounts due to Related Parties as shown on the balance sheet at March 31, 2001, December 31, 2000 and 1999 are: $318,106, $304,627 and $200,175. All amounts are due on demand with no interest. See Note 4 for principal amounts due on capital leases to related party.

As discussed in Note 3, the Company has notes payable to officers.

NOTE 3-NOTES PAYABLE TO STOCKHOLDERS

         Notes payable to stockholders are as follows:

                                                                    March 31,                      December 31,
                                                                                  ---------------------------------------
                                                                         2001              2000             1999
                                                                -------------     -------------    -------------
         Notes payable to stockholders, interest
         rates from 6% to 10% payable monthly,
         all such notes mature between December 2001
         and January 2010, unsecured                            $     619,742     $     619,742    $     719,742

         Notes payable to stockholders for redemption
         of stock, 10% interest payable monthly, due
         April 2002                                                    36,775            36,775           36,775
                                                                -------------     -------------    -------------

         Total Notes Payable to Stockholders                          656,517           656,517          756,517

              Less: Current portion                                    79,088            79,088              --
                                                                -------------     -------------    -------------

         Notes Payable to Stockholders -
           Long-Term                                            $     577,429     $     577,429    $     756,517
                                                                =============     =============    =============

         Annual maturities of long-term debt as of December 31, 2000 for each of the next five years are as follows:

Year Ending December 31:
-----------------------
       2001                                            $      79,088
       2002                                                  362,696
       2003                                                  202,733
       2004                                                      --
       2005                                                      --
        Thereafter                                            12,000


NOTE 4 - CAPITAL LEASE OBLIGATION

         In October 1996, the Company entered into capital lease obligations with a company under common

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


ownership. The related company entered into an equipment lease with a financial institution and is responsible to make all payments regarding the lease. The Company is currently paying to the related company the amount of the lease payment plus various other executory fees. These leases expire in March 2002. Equipment under capital leases as of March 31, 2001 and December 31, 2000 and 1999, was as follows:

                                                                     March 31             December 31,
                                                                                  ------------------------------
                                                                         2001              2000             1999
                                                                -------------     -------------    -------------

              Equipment                                         $     423,594     $     423,594    $     423,594
              Less: Accumulated depreciation                         (256,058)         (241,420)        (182,871)
                                                                -------------     -------------    -------------

                                                                $     167,536     $     182,174    $     240,723
                                                                =============     =============    =============

         The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2000:

                  Year Ending December 31,
                                 2001                                             $     415,602
                                 2002                                                     8,232
                                                                                  -------------

                  Total Minimum Lease Payments                                          423,834
                  Less: Amount representing executory costs                            (138,487)
                                                                                  -------------
                  Net Minimum Lease Payments                                            285,347
                  Less: Amount representing interest                                    (33,584)
                                                                                  -------------
                  Present Value of Net Minimum Lease Payments                           251,763
                  Less: Current portion                                                 248,432
                                                                                  -------------
                  Capital Lease Obligation - Long Term                            $       3,331
                                                                                  =============

         At March 31, 2001 and December 31, 2000, the Company owed $113,750 and $99,131, respectively in delinquent executory fees to the related party. The Company has violated its lease agreement by being delinquent in its payments regarding these leases. At March 31, 2001, the Company was twenty-three months behind in its lease payments. At December 31, 2000, the Company was eighteen and twenty-two months behind in its lease payments. According to the lease agreement, the lease could be called and all principal amounts would be due. However, the lessor has waived this alternative and is only requiring delinquent payments to be made up during the current year.

NOTE 5 - STOCKHOLDERS' EQUITY

         Stock-Based Compensation for Current and Future Services -- During the year ended December 31, 1999, the Company issued 20,000 shares of common stock at $0.001 per share to an employee for current and future services. The shares had a market value of $19,320, or $0.97 per share, on the day of issuance. Under the terms of the stock issuance, the Company can reacquire all the stock at $0.001 per share within one year from the date of issuance and one half of the shares within two years from the date of issuance. These shares are considered non-vested and have been accounted for in accordance with APB 25 Accounting for Stock Issued to Employees, whereby the Company is recognizing compensation expense over the vesting period of the stock for the difference between the fair value of the stock on the day of issuance and the consideration paid by the employees. In the event employment should be terminated, all non-vested shares of stock shall be forfeited by the employee.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


         During the year ended December 31, 2000, an officer of the Company, who had been issued 150,000 shares that vested over a three year period, which was issued in 1998, forfeited 50,000 shares of non-vested common stock valued at $56,200. During the year ended December 31, 1999, an officer of the Company, who had been issued 200,000 shares that vested over three years, which was issued in 1998, left the Company. Accordingly, the officer forfeited 100,000 shares of non-vested common stock which was valued at $112,400.

         The Company recognizes compensation expense for the above shares over the period the shares vest. During the three month period ended March 31, 2001 and the years ended December 31, 2000 and 1999, the Company recognized compensation expense of $2,013, $(37,365) and $7,274, respectively. Deferred compensation was $7,245, $9,258 and $28,093 at March 31, 2001, December 31, 2000
and 1999, respectively.

         Common Stock Issued for Cash -- During the three months ended March 31, 2001, the Company issued 100,000 shares of common stock for proceeds of $20,000 or $0.20 per share. During the year ended December 31, 2000, the Company issued 376,673 shares of common stock for proceeds of $95,835 at prices ranging from $0.25 to $0.30 per share. During the year ended December 31, 1999, the Company issued 705,000 shares of common stock for proceeds of $285,460 at prices ranging from $0.25 to $0.50 per share.

         Common Stock Issued for Services -- During the three months ended March 31, 2001 and the years ended December 31, 2000 and 1999, the Company issued 72,500 and 434,658 and 259,286 shares, respectively, of common stock for consulting services. The common stock was valued at prices ranging from $0.25 to $1.00 per share. For the years ended December 31, 2000 and 1999, the Company charged $36,250, $162,750 and $143,189 of consulting expense to operations, respectively.

         Common Stock Issued for the Conversion of Debt -- During the year ended December 31, 2000, a stockholder exercised 500,000 options. Into 500,000 shares of common stock for the conversion of notes payable to stockholders in the amount of $100,000 or $0.20 per share. During the year ended December 31, 1999, the Company issued 200,000 common shares for the retirement of accounts payable to a related party, valued at $50,000 or $0.25 per share.

         Stock Right Exercised -- During the year ended December 31, 2000 (as discussed in Note 6) the Company granted stock rights in connection with a consulting agreement. The Company recognized consulting expense of $243,250 and $575,250 for the three months ended March 31, 2001 and for the year ended December 31, 2000, respectively, in connection with the grant of these stock rights. During the year ended December 31, 2001, the corporation exercised its right and the Company issued 1,000,000 shares of common stock for $175,000 cash or $0.20 to $0.25 per share and by providing services valued at $45,000 or $0.20 per share. Also during ended December 31, 2000, the Corporation exercised 25,000 options and purchased 25,000 shares of stock for $5,000 or $0.20 per share. For the three months ended March 31, 2001, the Corporation exercised 825,000 options and purchased 825,000 shares of stock for $152,500 cash and services valued at $15,000 or $0.20 to $0.25 per share.


NOTE 6 - STOCK RIGHTS

         On March 29, 2000, the Company entered into an agreement with a corporation for consultation and advisory services related to business management and marketing. In consideration for the services to be provided, the Company agreed to grant to the corporation the right to purchase 50,000 equity units at a purchase price of $5.00 per unit. Each unit consists of 20 freely tradable common shares and the option to

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


purchase five shares at $0.50, five shares at $0.75, five shares at $1.00, and five shares at $1.25.

         The Company measured compensation under this stock-based agreement using the fair value at the grant date consistent with SFAS No. 123, Accounting for Stock-Based Compensation. Under this method, the Company recognized consulting expense of $560,000. The fair value of $11.20 for each equity unit granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%; expected volatility of 145.00% risk-free rate of 6.13% and expected life of options of
1.0 year.

         Upon grant of the rights, the Corporation exercised its right and purchased 20,000 equity units for $100,000 or $0.25 per common share. In November 2000, the Company modified the terms of the agreement by reducing the exercise price of the rights from $5.00 to $4.00 per equity unit. By December 2000, the Corporation exercised their right and purchased the remaining 30,000 equity units for $75,000 and services valued at $45,000 or $0.20 per common share. In December 2000, the Company modified the terms of the agreement by reducing the exercise price of 25,000 options exercisable at $0.50 per option to $0.20 per option. In accordance with Financial Accounting Standards Board Interpretation 44, Accounting for Certain Transactions Involving Stock Compensation, the rights and options have been accounted for as variable and were thus revalued at the dates of the modifications. By modifying the exercise prices of the equity units and the options, the Company recognized an additional $15,250 of consulting expense. The Company recognized a total of $575,250 of consulting expense during the year ended December 31, 2000.

         By December 31, 2000, the corporation exercised 25,000 options and purchased 25,000 shares of stock for $5,000 or $0.20 per share and had the following options outstanding:

  Exercise Price                                    Options Outstanding
       $0.50                                              225,000
       $0.75                                              250,000
       $1.00                                              250,000
       $1.25                                              250,000

         During January 2001, the Company modified the original option agreement to lower the exercise price of 775,000 options to $0.20 and 50,000 options to $0.25 per share. These options were revalued at the dates of these additional modifications which resulted in the Company recognizing an additional $243,250 of consulting expense.

         For the three months ended march 31, 2001, the corporation exercised 825,000 options and exercised 700,000 shares of common stock for proceeds of $140,000 or $0.20 per share, exercised 50,000 shares of common stock for proceeds of $12,500 or $0.25 per share and exercised 75,000 shares of common stock for services valued at $15,000 or $0.20 per share.

         At March 31, 2001, there were 150,000 options outstanding relating to this agreement which are exercisable at $1.25 per share.

         In connection with the consulting agreement, the corporation will recommend the Company to potential investors. A finder's fee will be paid to the corporation as a percentage of funds obtained. A finder's fee of $150,000 would be paid on $5,000,000 obtained. An additional 1% would be owed on any additional funds obtained over the $5,000,000. The corporation may elect to obtain all or part of its fee in shares of the Company's stock. The stock will be valued at 80% of its most recent bid price for purposes of conversion to cash value.

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


NOTE 7 - STOCK OPTIONS

         The Company accounts for its stock options issued to directors, officers and employees under Accounting Principles Board Opinion No. 25 and related interpretations ("APB 25"). Under APB 25, compensation expense is recognized if an option's exercise price on the measurement date is below the fair value of the Company's common stock. The Company accounts for options and warrants issued to non- employees in accordance with SFAS No. 123, Accounting for Stock-Based Compensation" (SFAS 123) which requires these options and warrants to be accounted for at their fair value.

         Employee Grants -- On January 12, 1999, the company granted 2,500,000 stock options to employees and directors of the Company. The options were exercisable at $0.20 per share, exercisable immediately and expired two years from the date of grant. The options had an intrinsic value of $179,126 on the date of grant.

         During the year ended December 31, 2000, the Company issued 500,000 shares of common stock upon conversion of notes payable to stockholders in the amount of $100,000 or $0.20 per share. On March 2, 1999, a Director of the Company resigned and forfeited 250,000 options. On January 12, 2001, all of the remaining 1,750,000 employee options expired unexercised.

         On February 22, 2001, the Company granted 2,225,000 stock options to employees and directors of the Company. The options are exercisable at $0.20 per share, exercisable immediately and expire two years from the date of grant. The options had an intrinsic value of $787,500 on the date of grant.

         Non Employee Options -- As discussed in Note 6, the Company entered into an agreement with a corporation for consultation and advisory services related to business management and marketing. In consideration for the services to be provided, the Company agreed to grant to the corporation the right to purchase all 50,000 equity units. During the year ended December 31, 2000, the corporation exercised its right and purchased all 50,000 equity units. Accordingly, the Company issued options to purchase 250,000 shares of common stock at $0.50, 250,000 shares at $0.75, 250,000 shares at $1.00 and 250,000 shares at $1.25. As discussed in Note 5, by December 31, 2000, the Company modified the agreement to change the exercise price of 25,000 options to $0.20 per share. In January 2001, the agreement was again modified to change the exercise price of 775,000 option to $0.20 per share and 50,000 options to $0.25 per share.

         During the year ended December 31, 2000, the Corporation exercised their right and the Company issued 25,000 shares for $5,000 or $0.20 per share cash. During the three months ended March 31, 2001, the Corporation exercised their right and the Company issued 750,000 shares for $152,500 or $0.20 to $0.25 per share and issued 75,000 shares for services valued at $15,000.

         Outstanding Stock Options -- A summary of stock option activity for the years ending December 31, 2000 and 1999 is as follows:

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


                                                                                                 Weighted
                                                                                                 Average
                                                            Options            Price Range       Exercise Price
              Balance, December 31, 1998                            --       $    --             $    --
                  Granted                                     2,500,000           0.20                0.20
                  Forfeited                                    (250,000)          0.20                0.20
                                                          -------------
              Balance, December 31, 1999                      2,250,000           0.20                0.20
                  Granted                                     1,000,000        0.20 - 1.25            0.87
                  Exercised                                    (525,000)          0.20                0.20
                                                          -------------
              Balance, December 31, 2000                      2,725,000        0.20 - 1.25            0.44
                  Granted                                     2,250,000           0.20                0.20
                  Exercised                                    (825,000)       0.20 - 0.25            0.20
                  Forfeited                                  (1,750,000)          0.20                0.20
                                                          -------------
              Exercisable, March 31, 2001                     2,400,000        0.20 - 1.25            0.27
                                                          =============
              Weighted-average fair value of
                 options granted during the three
                 months ended March 31, 2001              $        0.20
                                                          =============

         A summary of stock options outstanding and exercisable as of March 31, 2001, December 31, 2000 and 1999 follows:

     March 31, 2001

                                              Options Outstanding                        Options Exercisable
                               --------------------------------------------------- --------------------------------
                Range of           Number        Weighted-Average                  Number
                Exercise         Outstanding       Remaining      Weighted-Average Exercisable     Weighted-Average
                 Prices          At 03\31\01     Contractual Life Exercise Price    At 03/31/01    Exercise Price
              -------------    -------------     ---------------- ---------------- -------------   ----------------
                  $0.20             2,250,000     1.98 years           $0.20           2,250,000      $0.20
                   1.25               150,000     1.98 years            1.25             150,000       1.25
                               --------------                                      -------------
                                    2,400,000                                          2,400,000
                               ==============                                      =============

     December 31, 2000

                                              Options Outstanding                        Options Exercisable
                               --------------------------------------------------- --------------------------------
                Range of           Number        Weighted-Average                  Number
                Exercise         Outstanding       Remaining      Weighted-Average Exercisable     Weighted-Average
                 Prices          At 03\31\01     Contractual Life Exercise Price    At 03/31/01    Exercise Price
              -------------    -------------     ---------------- ---------------- -------------   ----------------
                  $0.20           1,750,000       0.03 years           $0.20         1,750,000      $0.20
               0.50 - 1.25          975,000       0.22 years            0.88           975,000       0.88
                               ------------                                        -------------
                                  2,725,000                                          2,725,000
                               ============                                        =============

     December 31, 1999

                                              Options Outstanding                        Options Exercisable
                               --------------------------------------------------- --------------------------------
                Range of           Number        Weighted-Average                  Number
                Exercise         Outstanding       Remaining      Weighted-Average Exercisable     Weighted-Average
                 Prices          At 03\31\01     Contractual Life Exercise Price    At 03/31/01    Exercise Price
              -------------    -------------     ---------------- ---------------- -------------   ----------------
                  $0.20           2,250,000         1 year             $0.20         2,250,000          $0.20

Stock-based compensation charged to operations was $787,500, $0, and $179,126 for the three months ended March 31, 2001 and for the years ended December 31, 2000 and 1999 from options granted to employees and directors. The fair value of the stock options issued to employee's was estimated at the grant dates by the Company using the Black-Scholes option pricing model. The following weighted-average assumptions were used in the Black-Scholes option pricing model for the three month ended March 31, 2001 and the year ended December 31, 1999, respectively: underlying common stock value of $0.55 and $0.38, weighted-average risk-free interest rate of 4.75% and 4.61%, weighted-average dividend yield of 0 percent, volatility of 148% and 136%, and a weighted-average expected lives of
2.00 years, respectively. Had compensation cost for the Company's options granted to employees been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, net loss and loss per share would have increased to the pro forma amounts indicated

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


below:

                                                                For the            For the               For the
                                                           Three Months         Year Ended            Year Ended
                                                          Ended March 31,     December 31,           December 31
                                                                   2001               2000                  1999
                                                          -------------    ---------------     -----------------
         Net loss:
              As reported                                 $  (1,327,313)   $    (1,520,209)    $      (1,229,863)
              Pro forma                                      (1,597,313)        (1,520,209)           (1,545,101)

         Basic and diluted loss per share:
              As reported                                         (0.07)             (0.09)                (0.08)
              Pro forma                                           (0.08)             (0.09)                (0.10)

NOTE 8 - RESEARCH AND DEVELOPMENT EXPENSE

     Research and development and patent development have been the principal function of the Company. Expenses in the accompanying financial statements include certain costs which are directly associated with the Company's research and development. These costs, which consist primarily of fees paid to individuals, materials and supplies amounted to $220,810, $147,340 and $122,518 for the three months ended March 31, 2001 and for the years ended December 31, 2000 and 1999, respectively.

NOTE 9 - OPERATING LEASES

     The Company conducts its operations in a building leased from a related party through common ownership which expires in June 2003. Rent expense under this lease was $12,360, $44,496 and $45,396 for the periods ended March 31, 2001, December 31, 2000 and 1999, respectively. The Company also leased vehicles under 36 month operating leases from a bank, which expired in August 1999. Rent expense under these leases was $17,375 for the period ended December 31, 1999.

     Future minimum rental payments for the next three years are as follows:

 2001                                    $      49,440
 2002                                           49,440
 2003                                           24,720
                                         -------------

                                         $     123,600

         In addition, the Company rents several pieces of office and plant equipment on a month-to- month basis from a related party through a common ownership. Rent expense under these leases was $1,236, $4,944 and $5,044 for the three months ended March 31, 2001 and for the years ended December 31, 2000 and 1999.

         At March 31, 2001, December 31, 2000 and 1999, the Company owed $116,244 and $111,783 and $143,916 for lease/rental payments as well as other operating expenses. These payables are due on demand and bear no interest.

NOTE 10 - INCOME TAXES

         There was no benefit or provision for income taxes during 2000 or 1999. The following presents the

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)


components of the net deferred tax asset at December 31, 2000 and 1999:

                                                                            2000             1999
                                                                  --------------    -------------
                  Operating loss carryforwards                    $    2,092,668    $   1,560,781
                  Accrued and deferred compensation                      190,230          145,470
                  Capital loss carryforward                               36,927           36,927
                                                                  --------------    -------------

                           Total Deferred Tax Assets                   2,319,826        1,743,178

                           Less: Valuation Allowance                  (2,319,826)      (1,743,178)
                                                                  --------------    -------------

                           Net Deferred Tax Asset                 $          --     $         --
                                                                  ==============    =============

         The valuation allowance increased $576,648 and $378,044 during the years ended December 31, 2000 and 1999. The Company has a net operating loss carryforward of $5,610,371 which expires, if unused, in the years 2012 through 2020.

         The following is a reconciliation of the income tax benefit computed at the federal statutory tax rate with the provision for income taxes for the periods ended December 31, 2000 and 1999:

                                                                                                   December 31,
                                                                                           2000             1999
                                                                                  -------------    -------------
              Income tax benefit at statutory rate (34%)                          $    (516,871)   $    (418,119)
              Change in valuation allowance                                             576,648          378,044
              State tax, net of federal benefit                                         (50,167)         (40,582)
              Non includible items                                                       (9,610)          80,657
                                                                                  -------------    -------------

              Provision for Income Taxes                                          $         --     $         --
                                                                                  =============    =============

NOTE 11 - CONTINGENCIES

         Terra Systems, Inc. Versus a Former Director/Officer and Other Stockholders -- The Company has filed a complaint against a former director and officer and other stockholders of the Company (the defendants) for using various forms of improper conduct and misrepresentations concerning their qualifications and intentions to obtain a significant number of the Company's shares. The Company is seeking a declaration by the court that none of the defendants have any right, title to or ownership of the Company's stock originally issued to the defendants. The defendants claim the Company and certain of its officers have engaged in fraudulent and conspiratorial conduct and have filed a counterclaim seeking the following: a dismissal of the Company's complaint, unspecified amount of damages resulting from the Company's refusal on March 1, 1997 to tender shares to the defendants that the defendants were entitled to sell, the removal of certain restrictions on the Company's stock, $60,000 for breach of an employment contract and interest, compensatory damages and punitive damages in unspecified amounts, and together with attorney fees.

         On October 9, 1999, the Court entered a partial summary judgment against one of the defendants in favor of the Company on all of its claims. The Court found that the damages sought against the defendant and an award of reasonable attorney's fees, and expenses incurred in connection with the case shall be determined at a future date. The Court also found that the Company is entitled to a partial summary judgment against the defendant for securities fraud, including recission and restitution of the issuance of one million

                       TERRA SYSTEMS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (Information with Respect to March 31, 2001 and for the
                               Three Months Ended
                      March 31, 2001 and 2000 is unaudited)

Terra Systems shares and additional damages to be determined in further proceedings before the Court. The amount of damages to be awarded has not yet been determined.

         The Company denies all material allegations against the Company and intends to fully defend the counterclaim of the defendants and prosecute the Company's claims and actions against the defendants. This litigation is still in the discovery phase and the ultimate outcome cannot presently be determined Accordingly, no adjustments have been made to the Company's financial position, results of operations or cash flows.

         Threatened Litigation -- The Company and certain Officers and Directors of the Company received notice from a litigant's legal counsel of threatened litigation. The litigant contends that certain current Officers and Directors held and sold a number of Xullux shares that were free trading prior to the merger of Xullux and Terra Systems. The alleged sale may have impacted the value of the litigant's Terra Systems restricted publicly issued shares in the company. The litigant claims that the defendant's ownership and alleged sale of Xullux stock was not disclosed to him at or during the time he contributed certain assets and other equipment to Terra Systems in exchange for the Terra Systems restricted stock. The litigant seeks to return 125,000 shares to Terra Systems for value and seeks other monetary and punitive damages in an amount of not less than $1,500,000 including additional costs and attorney's fees. The Company denies all of the material allegations and claims of the litigant. Currently, the ultimate outcome of this situation cannot presently be determined. Accordingly, no adjustments have been made to the Company's financial position, results of operations or cash flows.

         Based on the uncertain outcome of these contingencies, no provision for any loss or gain that may result upon adjudication has been made in the accompanying financial statements, and the possible effect it will have on future financial statements is unknown.